                                                                     EXHIBIT 4.5


                        DUKE ENERGY CAPITAL TRUST [  ]


                              AMENDED AND RESTATED

                                TRUST AGREEMENT


                                     AMONG


                     DUKE ENERGY CORPORATION, AS DEPOSITOR,

                 THE CHASE MANHATTAN BANK, AS PROPERTY TRUSTEE

               CHASE MANHATTAN BANK DELAWARE, AS DELAWARE TRUSTEE


                                      AND


                       ROBERT T. LUCAS III AND S.L. LOVE,
                           AS ADMINISTRATIVE TRUSTEES


                          DATED AS OF            , 199

                          DUKE ENERGY CAPITAL TRUST [  ]

              Certain Sections of this Trust Agreement relating to
                        Sections 310 through 318 of the
                          Trust Indenture Act of 1939:

Trust Indenture       Trust Agreement
Act Section               Section

Section 310(a)(1)..             8.07
     (a)(2)........             8.07
     (a)(3)........             8.09
     (a)(4)........   Not Applicable
     (b)...........             8.08
Section 311(a).....             8.13
     (b)...........             8.13
Section 312(a).....             5.07
     (b)...........             5.07
     (c)...........             5.07
Section 313(a).....             8.14(a)
     (a)(4)........             8.14(b)
     (b)...........             8.14(b)
     (c)...........             8.14(a)
     (d)...........            8.14(a), 8.14(b)
Section 314(a).....             8.15
     (b)...........   Not Applicable
     (c)(1)........       8.15, 8.16
     (c)(2)........             8.16
     (c)(3)........             8.16
     (d)...........   Not Applicable
     (e)...........             8.16
Section 315(a).....             8.01
     (b)...........       8.02, 8.14(b)
     (c)...........             8.01(a)
     (d)...........       8.01, 8.03
     (e)...........   Not Applicable
Section 316(a).....   Not Applicable
     (a)(l)(A).....             8.19
     (a)(1)(B).....             8.19
     (a)(2)........   Not Applicable
     (b)...........   Not Applicable
     (c)...........   Not Applicable
Section 317(a)(1)..   Not Applicable
     (a)(2)........   Not Applicable
     (b)...........             5.09
Section 318(a).....            10.10

-------------------------
     Note: This Cross-Reference Table does not constitute part of the Trust Agreement and shall not affect the interpretation of any of its terms and provisions.

                               TABLE OF CONTENTS
                                                                          Page

ARTICLE I          Defined Terms...........................................  1

      Section 1.01 Definitions.............................................  1

ARTICLE II         Establishment of the Trust..............................  9

      Section 2.01 Name....................................................  9
      Section 2.02 Offices of the Trustees; Principal Place of Business....  9
      Section 2.03 Initial Contribution of Trust Property; Organizational
                   Expenses................................................  9
      Section 2.04 Issuance of the Preferred Securities.................... 10
      Section 2.05 Subscription and Purchase of Junior Subordinated Notes;
                   Issuance of the Common Securities....................... 10
      Section 2.06 Declaration of Trust.................................... 10
      Section 2.07 Authorization to Enter into Certain Transactions........ 10
      Section 2.08 Assets of Trust......................................... 15
      Section 2.09 Title to Trust Property................................. 15
      Section 2.10 Mergers and Consolidations of the Trust................. 15

ARTICLE III        Payment Account......................................... 16

      Section 3.01 Payment Account......................................... 16

ARTICLE IV         Distributions; Redemption............................... 16

      Section 4.01 Distributions........................................... 16
      Section 4.02 Redemption.............................................. 17
      Section 4.03 Subordination of Common Securities...................... 19
      Section 4.04 Payment Procedures...................................... 19
      Section 4.05 Tax Returns and Reports................................. 19

ARTICLE V          Trust Securities Certificates........................... 20

      Section 5.01 Initial Ownership....................................... 20
      Section 5.02 The Trust Securities Certificates....................... 20
      Section 5.03 Authentication of Trust Securities Certificates......... 20
      Section 5.04 Registration of Transfer and Exchange of Preferred
                   Securities Certificates................................. 20
      Section 5.05 Mutilated, Destroyed, Lost or Stolen Trust Securities
                   Certificates............................................ 21
      Section 5.06 Persons Deemed Securityholders.......................... 21
      Section 5.07 Access to List of Securityholders' Names and Addresses.. 21
      Section 5.08 Maintenance of Office or Agency......................... 22
      Section 5.09 Appointment of Paying Agent............................. 22
      Section 5.10 Ownership of Common Securities by Depositor............. 23
      Section 5.11 Book-Entry Preferred Securities Certificates; Common
                   Securities Certificate.................................. 23

      Section 5.12 Notices to Clearing Agency.............................. 24
      Section 5.13 Definitive Preferred Securities Certificates............ 24
      Section 5.14 Rights of Securityholders............................... 24

ARTICLE VI         Acts of Securityholders; Meetings; Voting............... 25

      Section 6.01 Limitations on Voting Rights............................ 25
      Section 6.02 Notice of Meetings...................................... 26
      Section 6.03 Meetings of Preferred Securityholders................... 26
      Section 6.04 Voting Rights........................................... 26
      Section 6.05 Proxies, etc............................................ 26
      Section 6.06 Securityholder Action by Written Consent................ 27
      Section 6.07 Record Date for Voting and Other Purposes............... 27
      Section 6.08 Acts of Securityholders................................. 27
      Section 6.09 Inspection of Records................................... 28

ARTICLE VII        Representations and Warranties of the Property Trustee
                   and Delaware Trustee.................................... 28

      Section 7.01 Representations and Warranties of the Property Trustee
                   and Delaware Trustee.................................... 28

ARTICLE VIII       The Trustees............................................ 29

      Section 8.01 Certain Duties and Responsibilities..................... 29
      Section 8.02 Notice of Defaults...................................... 29
      Section 8.03 Certain Rights of Property Trustee...................... 30
      Section 8.04 Not Responsible for Recitals or Issuance of Securities.. 31
      Section 8.05 May Hold Securities..................................... 31
      Section 8.06 Compensation; Fees; Indemnity........................... 31
      Section 8.07 Trustees Required; Eligibility.......................... 31
      Section 8.08 Conflicting Interests................................... 32
      Section 8.09 Co-Property Trustees and Separate Trustee............... 32
      Section 8.10 Resignation and Removal; Appointment of Successor....... 33
      Section 8.11 Acceptance of Appointment by Successor.................. 35
      Section 8.12 Merger, Conversion, Consolidation or Succession to
                   Business................................................ 35
      Section 8.13 Preferential Collection of Claims Against Depositor
                   or Trust................................................ 35
      Section 8.14 Reports by Property Trustee............................. 36
      Section 8.15 Reports to the Property Trustee......................... 36
      Section 8.16 Evidence of Compliance with Conditions Precedent........ 36
      Section 8.17 Number of Trustees...................................... 36
      Section 8.18 Delegation of Power..................................... 37
      Section 8.19 Enforcement of Rights of Property Trustee by
                   Securityholders......................................... 37

ARTICLE IX         Termination and Liquidation............................. 38

      Section 9.01 Termination Upon Expiration Date........................ 38
      Section 9.02 Early Termination....................................... 38
      Section 9.03 Termination............................................. 38
      Section 9.04 Liquidation............................................. 38
      Section 9.05 Bankruptcy.............................................. 39

ARTICLE X           Miscellaneous Provisions............................... 40

      Section 10.01 Guarantee by the Depositor............................. 40
      Section 10.02 Limitation of Rights of Securityholders................ 40
      Section 10.03 Amendment.............................................. 40
      Section 10.04 Separability........................................... 41
      Section 10.05 Governing Law.......................................... 41
      Section 10.06 Notice of Deferral of Distribution..................... 41
      Section 10.07 Headings............................................... 41
      Section 10.08 Notice and Demand...................................... 41
      Section 10.09 Agreement Not to Petition.............................. 42
      Section 10.10 Conflict with Trust Indenture Act...................... 42
      Section 10.11 Successors............................................. 43

EXHIBIT A  Restated Certificate of Trust
EXHIBIT B  Form of Certificate Depository Agreement
EXHIBIT C  Form of Common Securities Certificate
EXHIBIT D  Form of Expense Agreement
EXHIBIT E  Form of Preferred Securities Certificate

                      AMENDED AND RESTATED TRUST AGREEMENT


     THIS AMENDED AND RESTATED TRUST AGREEMENT is made as of            , 199 ,
by and among (i) Duke Energy Corporation, a North Carolina corporation (the "Depositor" or the "Corporation"), (ii) The Chase Manhattan Bank, a banking corporation duly organized and existing under the laws of the State of New York, as trustee (the "Property Trustee" and, in its separate corporate capacity and not in its capacity as Property Trustee, the "Bank"), (iii) Chase Manhattan Bank Delaware, a banking corporation duly organized under the laws of the State of Delaware, as Delaware trustee (the "Delaware Trustee" and, in its separate corporate capacity and not in its capacity as Delaware Trustee, the "Delaware Bank"), (iv) Robert T. Lucas III, an individual, and S.L. Love, an individual, as administrative trustees (each an "Administrative Trustee" and together the "Administrative Trustees") (the Property Trustee, the Delaware Trustee and the Administrative Trustees referred to collectively as the "Trustees") and (v) the several Holders, as hereinafter defined.


                                  WITNESSETH:

     WHEREAS, the Depositor and the Delaware Trustee have heretofore duly declared and established a business trust pursuant to the Delaware Business Trust Act by the entering into that certain Trust Agreement, dated as of November 14, 1997 (the "Original Trust Agreement"), and by the execution and filing by the Delaware Trustee with the Secretary of State of the State of Delaware of the Certificate of Trust, dated November 14, 1997 (the "Certificate of Trust") and

     WHEREAS, the parties hereto desire to amend and restate the Original Trust Agreement in its entirety as set forth herein to provide for, among other things, (i) the addition of the Bank, Robert T. Lucas III and S.L. Love as trustees of the Trust, (ii) the acquisition by the Trust from the Depositor of all of the right, title and interest in the Junior Subordinated Notes, (iii) the issuance of the Common Securities by the Trust to the Depositor, and (iv) the issuance and sale of the Preferred Securities by the Trust pursuant to the Underwriting Agreement.

     NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, each party, for the benefit of the other parties and for the benefit of the Securityholders, hereby amends and restates the Original Trust Agreement in its entirety and agrees as follows:

                                   ARTICLE I

                                 DEFINED TERMS

     Section 1.01  Definitions.  For all purposes of this Trust Agreement,
                   -----------
except as otherwise expressly provided or unless the context otherwise requires:

     (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

     (b) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

     (c) unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Trust Agreement; and

     (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or other subdivision.

     "Act" has the meaning specified in Section 6.08.

     "Additional Amount" means, with respect to Trust Securities of a given Liquidation Amount and/or a given period, an amount equal to the Additional Interest (as defined in clause (ii) of the definition of "Additional Interest" in the Subordinated Indenture) paid by the Depositor on a Like Amount of Junior Subordinated Notes for such period.

     "Administrative Trustee" means each of the individuals identified as an "Administrative Trustee" in the preamble to this Trust Agreement solely in their capacities as Administrative Trustees of the Trust formed and continued hereunder and not in their individual capacities, or such trustee's successor(s) in interest in such capacity, or any successor "Administrative Trustee" appointed as herein provided.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Bank" has the meaning specified in the preamble to this Trust Agreement.

     "Bankruptcy Event" means, with respect to any Person:

            (i) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of such Person in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging such Person a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of such Person under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of such Person or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

            (ii) the commencement by such Person of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of such Person in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Corporation or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the authorization of any such action by the board of directors of such Person;

     "Bankruptcy Laws" has the meaning specified in Section 10.09.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Depositor to have been duly adopted by the Depositor's Board of Directors or a duly authorized committee thereof and to be in full force and effect on the date of such certification, and delivered to the Trustees.

     "Book-Entry Preferred Securities Certificates" means certificates representing Preferred Securities issued in global, fully registered form to the Clearing Agency as described in Section 5.11.

     "Business Day" means a day other than (i) a Saturday or a Sunday, (ii) a day on which banks in New York, New York are authorized or obligated by law or executive order to remain closed or (iii) a day on which the Corporate Trust Office or the Indenture Trustee's principal corporate trust office is closed for business.

     "Certificate Depository Agreement" means the agreement among the Trust and
The Depository Trust Company, as the initial Clearing Agency, dated         ,
199 , relating to the Preferred Securities Certificates, substantially in the form attached as Exhibit B, as the same may be amended and supplemented from time to time.

     "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act. The Depository Trust Company will be the initial Clearing Agency.

     "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     "Common Security" means an undivided beneficial ownership interest in the assets of the Trust having a Liquidation Amount of $25 and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

     "Common Securities Certificate" means a certificate evidencing ownership of a Common Security or Securities, substantially in the form attached as Exhibit C.

     "Corporate Trust Office" means the office of the Property Trustee located in New York, New York at which its corporate trust business shall be principally administered.

     "Corporation" means Duke Energy Corporation, its successors and assigns.

     "Definitive Preferred Securities Certificates" means either or both (as the context requires) of (i) Preferred Securities Certificates issued in certificated, fully registered form as provided in Section 5.11(a) and (ii) Preferred Securities Certificates issued in certificated, fully registered form as provided in Section 5.13.

     "Delaware Bank" has the meaning specified in the preamble to this Trust Agreement.

     "Delaware Business Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Section 3801 et seq., as it may be amended from time to time.
                                -- ---

     "Delaware Trustee" means the commercial bank or trust company or any other person identified as the "Delaware Trustee" and has the meaning specified in the preamble to this Trust Agreement solely in its capacity as Delaware Trustee of the Trust formed and continued hereunder and not in its individual capacity, or its successor in interest in such capacity, or any successor Delaware Trustee appointed as herein provided.

     "Depositor" means Duke Energy Corporation, in its capacity as "Depositor" under this Trust Agreement, its successors and assigns.

     "Distribution Date" has the meaning specified in Section 4.01(a).

     "Distributions" means amounts payable in respect of the Trust Securities as provided in Section 4.01.

     "Event of Default" means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

            (i) the occurrence of an Indenture Event of Default; or

            (ii) default by the Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

            (iii) default by the Trust in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

            (iv) default in the performance, or breach, of any covenant or warranty of the Trustees in this Trust Agreement (other than a covenant or warranty a default in whose performance or breach is dealt with in clause
     (ii) or (iii) above) and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Trustees by the Holders of at least 25% in Liquidation Amount of the Outstanding Preferred Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; unless Holders in Liquidation Amount of Outstanding Preferred Securities not less than the Liquidation Amount of Outstanding Preferred Securities the Holders of which gave such notice, shall agree in writing to an extension of such period prior to its expiration; provided, however, that the Holders of such
                              --------  -------
     Liquidation Amount of Outstanding Preferred Securities shall be deemed to have agreed to an extension of such period if corrective action is initiated by the Trustees within such period and is being diligently pursued; or

            (v) the occurrence of a Bankruptcy Event with respect to the Trust.

     "Expense Agreement" means the Agreement as to Expenses and Liabilities between the Corporation and the Trust, substantially in the form attached as Exhibit D, as amended from time to time.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor legislation.

     "Guarantee" means the Guarantee Agreement executed and delivered by the Corporation and The Chase Manhattan Bank, as Guarantee Trustee, contemporaneously with the execution and delivery of this Trust Agreement, for the benefit of the Holders of the Preferred Securities, as amended from time to time.

     "Indenture Event of Default" means an "Event of Default" as defined in the Subordinated Indenture with respect to the Junior Subordinated Notes.

     "Indenture Redemption Date" means "Redemption Date", as defined in the Subordinated Indenture.

     "Indenture Trustee" means the trustee under the Subordinated Indenture.

     "Investment Company Act" means the Investment Company Act of 1940, as amended from time to time, or any successor legislation.

     "Issue Date" means the date of the delivery of the Trust Securities.

     "Junior Subordinated Notes" means the $          aggregate principal
amount of the Depositor's Series       % Junior Subordinated Notes due
         ,      issued pursuant to the Subordinated Indenture.

     "Lien" means any lien, pledge, charge, encumbrance, mortgage, deed of trust, adverse ownership interest, hypothecation, assignment, security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

     "Like Amount" means (i) Trust Securities having a Liquidation Amount equal to the principal amount of Junior Subordinated Notes to be contemporaneously redeemed in accordance with the Subordinated Indenture and the proceeds of which will be used to pay the Redemption

Price of such Trust Securities and (ii) Junior Subordinated Notes having a principal amount equal to the Liquidation Amount of the Trust Securities of the Holder to whom such Junior Subordinated Notes are distributed.

     "Liquidation Amount" means the stated amount of $25 per Trust Security.

     "Liquidation Date" means the date on which Junior Subordinated Notes are to be distributed to Holders of Trust Securities in connection with a liquidation of the Trust pursuant to Section 9.04.

     "Liquidation Distribution" has the meaning specified in Section 9.05.

     "Officers' Certificate" means a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Depositor, and delivered to the appropriate Trustee. One of the officers signing an Officers' Certificate to be delivered by the Depositor pursuant to Section 8.16 shall be the principal executive, financial or accounting officer of the Depositor. An Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Trust Agreement shall include:

          (a) a statement that each officer signing the Officers' Certificate has read such covenant or condition and the definitions herein relating thereto;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in the Officers' Certificate are based;

          (c) a statement that, in the opinion of each such officer, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

     "OID" means "original issue discount" as that term is defined in the Internal Revenue Code of 1986, as amended.

     "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Trust, the Trustees or the Depositor, but not an employee of the Trust or the Trustees, and who shall be reasonably acceptable to the Property Trustee. Any Opinion of Counsel pertaining to federal income tax matters may rely on published rulings of the Internal Revenue Service.

     "Original Trust Agreement" has the meaning specified in the recitals to this Trust Agreement.

     "Outstanding", when used with respect to Preferred Securities, means, as of the date of determination, all Preferred Securities theretofore authenticated and delivered under this Trust Agreement, except:

       (i) Preferred Securities theretofore cancelled by the Administrative Trustees or delivered to the Administrative Trustees for cancellation;

       (ii) Preferred Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Property Trustee or any Paying Agent for the Holders of such Preferred Securities; provided that if such Preferred Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Trust Agreement or provision therefor satisfactory to the Property Trustee has been made; and

       (iii) Preferred Securities in exchange for or in lieu of which other Preferred Securities have been authenticated and delivered pursuant to this Trust Agreement;

provided, however, that in determining whether the Holders of the requisite
--------  -------
Liquidation Amount of the Outstanding Preferred Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Preferred Securities owned, whether of record or beneficially, by the Depositor, the Holder of the Common Securities, any Administrative Trustee or any Affiliate of the Depositor or any Administrative Trustee shall be disregarded and deemed not to be Outstanding, except that (a) in determining whether any Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Preferred Securities which such Trustee knows to be so owned shall be so disregarded and (b) the foregoing shall not apply at any time when all of the outstanding Preferred Securities are owned by the Depositor, the Holder of the Common Securities, one or more Administrative Trustees and/or any such Affiliate. Preferred Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Administrative Trustees the pledgee's right so to act with respect to such Preferred Securities and that the pledgee is not the Depositor or any Affiliate of the Depositor.

     "Owner" means each Person who is the beneficial owner of a Book-Entry Preferred Securities Certificate as reflected in the records of the Clearing Agency or, if a Clearing Agency Participant is not the Owner, then as reflected in the records of a Person maintaining an account with such Clearing Agency (directly or indirectly, in accordance with the rules of such Clearing Agency).

     "Paying Agent" means any paying agent or co-paying agent appointed pursuant to Section 5.09 and shall initially be the Property Trustee.

     "Payment Account" means a segregated non-interest-bearing corporate trust account maintained by the Property Trustee for the benefit of the Securityholders in which all amounts paid in respect of the Junior Subordinated Notes will be held and from which the Property Trustee shall make payments to the Securityholders in accordance with Section 4.01.

     "Person" means an individual, corporation, partnership, joint venture, trust, limited liability company or corporation, unincorporated organization or government or any agency or political subdivision thereof.

     "Preferred Security" means an undivided beneficial ownership interest in the assets of the Trust having a Liquidation Amount of $25 and having rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

     "Preferred Securities Certificate" means a certificate evidencing ownership of a Preferred Security or Securities, substantially in the form attached as Exhibit E.

     "Property Trustee" means the commercial bank or trust company identified as the "Property Trustee" in the preamble to this Trust Agreement solely in its capacity as Property Trustee of the Trust formed and continued hereunder and not in its individual capacity, or its successor in interest in such capacity, or any successor "Property Trustee" as herein provided.

     "Redemption Date" means, with respect to any Trust Security to be redeemed, the date fixed for such redemption by or pursuant to this Trust Agreement; provided that each Indenture Redemption Date shall be a Redemption Date for a Like Amount of Trust Securities.

     "Redemption Price" means, with respect to any date fixed for redemption of any Trust Security, the Liquidation Amount of such Trust Security, plus accrued and unpaid Distributions to such date.

     "Relevant Trustee" has the meaning specified in Section 8.10.

     "Securities Act" means the Securities Act of 1933, as amended from time to time, or any successor legislation.

     "Security Register" and "Security Registrar" are described in Section 5.04.

     "Securityholder" or "Holder" means a Person in whose name a Trust Security or Securities is registered in the Security Register; any such Person is a beneficial owner within the meaning of the Delaware Business Trust Act.

     "Subordinated Indenture" means the Subordinated Indenture, dated as of   ,
199 , between the Depositor and the Indenture Trustee, as supplemented by the Supplemental Indenture.

     "Supplemental Indenture" means the       Supplemental Indenture, dated as
of            , 199 , by and between the Depositor and the Indenture Trustee.

     "Trust" means the Delaware business trust continued hereby and identified on the cover page to this Trust Agreement.

     "Trust Agreement" means this Amended and Restated Trust Agreement, as the same may be modified, amended or supplemented in accordance with the applicable provisions hereof, including all exhibits hereto, including, for all purposes of this Amended and Restated Trust Agreement and any modification, amendment or supplement, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Amended and Restated Trust Agreement and any such modification, amendment or supplement, respectively.

     "Trustees" means the Persons identified as "Trustees" in the preamble to this Trust Agreement solely in their capacities as Trustees of the Trust formed hereunder and not in their individual capacities, or any successor in interest in such capacity, or any successor trustee appointed as herein provided.

     "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in
                                                   --------  -------
the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

     "Trust Property" means (i) the Junior Subordinated Notes, (ii) any cash on deposit in, or owing to, the Payment Account, and (iii) all proceeds and rights in respect of the foregoing and any other property and assets for the time being held or deemed to be held by the Property Trustee pursuant to this Trust Agreement.

     "Trust Securities Certificate" means any one of the Common Securities Certificates or the Preferred Securities Certificates.

     "Trust Security" means any one of the Common Securities or the Preferred Securities.

     "Underwriting Agreement" means the Underwriting Agreement, dated as of   ,
199 , among the Trust, the Depositor and the underwriters named therein.


                                   ARTICLE II

                           ESTABLISHMENT OF THE TRUST

     Section 2.01  Name.  The Trust continued hereby shall be known as "Duke
                   ----
Energy Capital Trust [ ]", in which name the Trustees may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued. The Administrative Trustees may change the name of the Trust from time to time following written notice to the Holders.

     Section 2.02  Offices of the Trustees; Principal Place of Business.  The
                   ----------------------------------------------------
address of the Property Trustee is The Chase Manhattan Bank, 450 West 33rd Street, New York, New York 10001, or at such other address in New York as the Property Trustee may designate by written notice to the Securityholders and the Depositor. The principal place of business of the Delaware Trustee is 1201 Market Street, Wilmington, Delaware 19801, or at such other address in Delaware as the Delaware Trustee may designate by notice to the Depositor. The address of the Administrative Trustees is c/o Duke Energy Corporation, 422 South Church Street, Charlotte, North Carolina 28202, Attention: Corporate Secretary. The principal place of business of the Trust is c/o Duke Energy Corporation, 422 South Church Street, Charlotte, North Carolina 28202. The Depositor may change the principal place of business of the Trust at any time by giving notice thereof to the Trustees.

     Section 2.03  Initial Contribution of Trust Property; Organizational
                   ------------------------------------------------------
Expenses.  The Delaware Trustee acknowledges receipt in trust from the Depositor
--------
in connection with the Original Trust Agreement of the sum of $10, which constituted the initial Trust Property. The Depositor shall pay organizational expenses of the Trust as they arise or shall, upon request of the Trustees, promptly reimburse the Trustees for any such expenses paid by the Trustees. The Depositor shall make no claim upon the Trust Property for the payment of such expenses.

     Section 2.04  Issuance of the Preferred Securities.  Contemporaneously with
                   ------------------------------------
the execution and delivery of this Trust Agreement, the Administrative Trustees, on behalf of the Trust, shall execute and deliver to the underwriters named in the Underwriting Agreement Preferred Securities Certificates, registered in the name of the nominee of the initial Clearing Agency, in an aggregate amount of
           Preferred Securities having an aggregate Liquidation Amount of
$            (the "Preferred Securities") against receipt of the aggregate
purchase price of such Preferred Securities of $           , which amount the
Administrative Trustees shall promptly deliver to the Property Trustee.

     Section 2.05  Subscription and Purchase of Junior Subordinated Notes;
                   -------------------------------------------------------
Issuance of the Common Securities.  Contemporaneously with the execution and
---------------------------------
delivery of this Trust Agreement, the Administrative Trustees, on behalf of the Trust, shall execute and deliver to the Depositor Common Securities Certificates, registered in the name of the Depositor, in an aggregate amount of
        Common Securities having an aggregate Liquidation Amount of $          ,
against payment by the Depositor of such amount. Contemporaneously therewith, the Administrative Trustees, on behalf of the Trust, shall subscribe to and purchase from the Depositor Junior Subordinated Notes, registered in the name of the Property Trustee, on behalf of the Trust and the Holders, and having an
aggregate principal amount equal to $            and, in satisfaction of the
purchase price for such Junior Subordinated Notes, the Property Trustee, on
behalf of the Trust, shall deliver to the Depositor the sum of $           .

     Section 2.06  Declaration of Trust.  The exclusive purposes and functions
                   --------------------
of the Trust are (i) to issue and sell the Trust Securities and use the proceeds from such sale to acquire the Junior Subordinated Notes, and (ii) to engage in only those other activities necessary, incidental, appropriate or convenient thereto. The Depositor hereby appoints each of the Bank, the Delaware Bank, Robert T. Lucas III, and S.L. Love as trustees of the Trust, to have all the rights, powers and duties to the extent set forth herein. The Property Trustee hereby declares that it will hold the Trust Property in trust upon and subject to the conditions set forth herein subject to the conditions set forth herein for the benefit of the Trust and the Securityholders. The Trustees shall have all rights, powers and duties set forth herein and in accordance with applicable law with respect to accomplishing the purposes of the Trust. The Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities of the Property Trustee or the Administrative Trustees set forth herein. The Delaware Trustee shall be one of the Trustees for the sole and limited purpose of fulfilling the requirements of the Delaware Business Trust Act. The Delaware Trustee, as the trustee under the Original Trust Agreement, has filed the Certificate of Trust of the Trust with the office of the Secretary of State of the State of Delaware, a copy of which is attached hereto as Exhibit A, and such filing is hereby confirmed and ratified.

     Section 2.07  Authorization to Enter into Certain Transactions.  The
                   ------------------------------------------------
Trustees shall conduct the affairs of the Trust in accordance with the terms of this Trust Agreement. Subject to the limitations set forth in paragraph (C) of this Section, and in accordance with the following paragraphs (A) and (B), the Trustees shall have the authority to enter into all transactions and agreements determined by the Trustees to be appropriate in exercising the authority, express (in the case of the Property Trustee) or implied, otherwise granted to the Trustees under this Trust Agreement, and to perform all acts in furtherance thereof, including without limitation, the following:

     (A) As among the Trustees, the Administrative Trustees, acting singly or jointly, shall have the exclusive power, duty and authority to act on behalf of the Trust with respect to the following matters:

              (i) to acquire the Junior Subordinated Notes with the proceeds of the sale of the Trust Securities; provided, however, the Administrative
                                       --------  -------
     Trustees shall cause legal title to all of the Junior Subordinated Notes to be vested in, and the Junior Subordinated Notes to be held of record in the name of, the Property Trustee for the benefit of the Trust and the Holders of the Trust Securities;

              (ii) to give the Depositor and the Property Trustee prompt written notice of the occurrence of any Special Event (as defined in the Supplemental Indenture) and to take any ministerial actions in connection therewith; provided that the Administrative Trustees shall consult with the
                --------
     Depositor and the Property Trustee before taking or refraining to take any ministerial action in relation to a Special Event;

              (iii) to establish a record date with respect to all actions to be taken hereunder that require a record date be established, including for the purposes of (S) 316(c) of the Trust Indenture Act and with respect to Distributions, voting rights, redemptions, and exchanges, and to issue relevant notices to Holders of the Trust Securities as to such actions and applicable record dates;

              (iv) to bring or defend, pay, collect, compromise, arbitrate, resort to legal action, or otherwise adjust claims or demands of or against the Trust ("Legal Action"), unless pursuant to Section 2.07(B)(v), the Property Trustee has the power to bring such Legal Action;

              (v) to employ or otherwise engage employees and agents (who may be designated as officers with titles) and managers, contractors, advisors, and consultants and pay reasonable compensation for such services;

              (vi) to cause the Trust to comply with the Trust's obligations under the Trust Indenture Act;

              (vii)  to give the certificate to the Property Trustee required by
     (S) 314(a)(4) of the Trust Indenture Act, which certificate may be executed by any Administrative Trustee;

              (viii) to take all actions and perform such duties as may be required of the Administrative Trustees pursuant to the terms of this Trust Agreement;

              (ix) to take all action that may be necessary or appropriate for the preservation and the continuation of the Trust's valid existence, rights, franchises and privileges as a statutory business trust under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Holders of the Trust Securities or to enable the Trust to effect the purposes for which the Trust has been created;

              (x) to take all action necessary to cause all applicable tax returns and tax information reports that are required to be filed with respect to the Trust to be duly prepared and filed by the Administrative Trustees, on behalf of the Trust;

              (xi) to issue and sell the Trust Securities;

              (xii) to cause the Trust to enter into, and to execute, deliver and perform on behalf of the Trust, the Expense Agreement and such other agreements as may be necessary or desirable in connection with the consummation hereof;

              (xiii) to assist in the registration of the Preferred Securities under the Securities Act and under state securities or blue sky laws, and the qualification of the Trust Agreement as a trust indenture under the Trust Indenture Act;

              (xiv) to assist in the listing of the Preferred Securities upon such securities exchange or exchanges as shall be determined by the Depositor and, if required, the registration of the Preferred Securities under the Exchange Act, and the preparation and filing of all periodic and other reports and other documents pursuant to the foregoing;

              (xv) to send notices (other than notices of default) and other information regarding the Trust Securities and the Junior Subordinated Notes to the Securityholders in accordance with this Trust Agreement;

              (xvi) to appoint a Paying Agent (subject to Section 5.09), authenticating agent and Security Registrar in accordance with this Trust Agreement;

              (xvii) to register transfers of the Trust Securities in accordance with this Trust Agreement;

              (xviii) to assist in, to the extent provided in this Trust Agreement, the winding up of the affairs of and termination of the Trust and the preparation, execution and filing of the certificate of cancellation with the Secretary of State of the State of Delaware; and

              (xix) to take any action incidental to the foregoing as the Administrative Trustees may from time to time determine is necessary, appropriate, convenient or advisable to protect and conserve the Trust Property for the benefit of the Securityholders (without consideration of the effect of any such action on any particular Securityholder).

     (B) As among the Trustees, the Property Trustee shall have the exclusive power, duty and authority to act on behalf of the Trust with respect to the following matters:

              (i) engage in such ministerial activities as shall be necessary or appropriate to effect promptly the redemption of the Trust Securities to the extent the Junior Subordinated Notes are redeemed or mature;

              (ii) upon notice of distribution issued by the Administrative Trustees in accordance with the terms of this Trust Agreement, engage in such ministerial activities as shall be necessary or appropriate to effect promptly the distribution pursuant to the terms of this Trust Agreement of Junior Subordinated Notes to Holders of Trust Securities;

              (iii) subject to the terms hereof, exercise all of the rights, powers and privileges of a holder of the Junior Subordinated Notes under the Subordinated Indenture and, if an Event of Default occurs and is continuing, enforce for the benefit of, and subject to the rights of, the Holders of the Trust Securities, its rights as holder of the Junior Subordinated Notes under the Subordinated Indenture;

              (iv) take all actions and perform such duties as may be specifically required of the Property Trustee pursuant to the terms of this Trust Agreement;

              (v) take any Legal Action which arises out of or in connection with an Event of Default or the Property Trustee's duties and obligations under this Trust Agreement, the Delaware Business Trust Act or the Trust Indenture Act;

              (vi) the establishment and maintenance of the Payment Account;

              (vii) the receipt of and holding of legal title to the Junior Subordinated Notes as described herein;

              (viii) the collection of interest, principal and any other payments made in respect of the Junior Subordinated Notes in the Payment Account;

              (ix) the distribution of amounts received in the Payment Account and owed to the Securityholders in respect of the Trust Securities;

              (x) the sending of notices of default and other information regarding the Trust Securities and the Junior Subordinated Notes to the Securityholders in accordance with this Trust Agreement;

              (xi) the distribution of the Trust Property in accordance with the terms of this Trust Agreement;

              (xii) as provided in this Trust Agreement, the winding up of the affairs of and termination of the Trust and the preparation, execution and filing of the certificate of cancellation with the Secretary of State of Delaware; and

              (xiii) the taking of any action incidental to the foregoing as the Property Trustee may from time to time determine is necessary, appropriate, convenient or advisable to protect and conserve the Trust Property for the benefit of the Securityholders (without consideration of the effect of any such action on any particular Securityholder).

     (C) So long as this Trust Agreement remains in effect, the Trust (or the Trustees acting on behalf of the Trust) shall not undertake any business, activity or transaction except as expressly provided herein or contemplated hereby. In particular, the Trustees shall not (i) acquire any investments or engage in any activities not authorized by this Trust Agreement, (ii) sell, assign, transfer, exchange, pledge, set-off or otherwise dispose of any of the Trust Property or interests therein, including to Securityholders, except as expressly provided herein, (iii) take any action that would cause the Trust to fail or cease to qualify as a grantor trust for United States federal income tax purposes, (iv) incur any indebtedness for borrowed money, (v) take or consent to any action that would result in the placement of a Lien on any of the Trust Property, (vi) issue any securities other than the Trust Securities, or (vii) have any power to, or agree to any action by the Depositor that would, vary the investment (within the meaning of Treasury Regulation Section 301.7701-4(c)) of the Trust or of the Securityholders. The Trustees shall defend all claims and demands of all Persons at any time claiming any Lien on any of the Trust Property adverse to the interest of the Trust or the Securityholders in their capacity as Securityholders.

     (D) In connection with the issue and sale of the Preferred Securities, the Depositor shall have the right and responsibility to assist the Trust with respect to, or effect on behalf of the Trust, the following (and any actions taken by the Depositor in furtherance of the following prior to the date of this Trust Agreement are hereby ratified and confirmed in all respects):

              (i) to prepare for filing by the Trust with the Commission a registration statement on Form S-3 under the Securities Act in relation to the Preferred Securities, including any amendments thereto;

              (ii) to determine the states in which to take appropriate action to qualify or register for sale all or part of the Preferred Securities and to do any and all such acts, other than actions which must be taken by or on behalf of the Trust, and advise the Trustees of actions they must take on behalf of the Trust, and prepare for execution and filing any documents to be executed and filed by the Trust or on behalf of the Trust, as the Depositor deems necessary or advisable in order to comply with the applicable laws of any such states;

              (iii) to prepare for filing by the Trust an application to the New York Stock Exchange or any other national stock exchange or the NASDAQ National Market for listing upon notice of issuance of any Preferred Securities;

              (iv) to prepare for filing by the Trust with the Commission a registration statement on Form 8-A relating to the registration of the Preferred Securities under Section 12(b) of the Exchange Act, including any amendments thereto;

              (v) to negotiate the terms of the Underwriting Agreement providing for the sale of the Preferred Securities and to execute, deliver and perform the Underwriting Agreement on behalf of the Trust;

              (vi) to negotiate the terms of the Certificate Depository Agreement relating to the Preferred Securities and to execute, deliver and perform the Certificate Depository Agreement on behalf of the Trust; and

              (vii) any other actions necessary, incidental, appropriate or convenient to carry out any of the foregoing activities.

     (E) Notwithstanding anything herein to the contrary, the Administrative Trustees are authorized and directed to conduct the affairs of the Trust and to operate the Trust so that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act, or taxed as other than a grantor trust for United States federal income tax purposes and so that the Junior Subordinated Notes will be treated as indebtedness of the Depositor for United States federal income tax purposes. In this connection, the Depositor and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the Certificate of Trust or this Trust Agreement, that each of the Depositor and the

Administrative Trustees determines in its discretion to be necessary or desirable for such purposes, as long as such action does not materially and adversely affect the interests of the Holders of the Preferred Securities.

     Section 2.08  Assets of Trust.  The assets of the Trust shall consist of
                   ---------------
the Trust Property.

     Section 2.09  Title to Trust Property.  Legal title to all Trust Property
                   -----------------------
shall be vested at all times in the Property Trustee (in its capacity as such) and shall be held and administered by the Property Trustee for the benefit of the Securityholders and the Trust in accordance with this Trust Agreement. The right, title and interest of the Property Trustee to the Junior Subordinated Notes shall vest automatically in each Person who may thereafter be appointed as Property Trustee in accordance with the terms hereof. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

     Section 2.10  Mergers and Consolidations of the Trust.  The Trust may not
                   ---------------------------------------
consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other entity, except as described below. The Trust may at the request of the Corporation, with the consent of the Administrative Trustees and without the consent of the Holders of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any state; provided that (i) such successor entity either (x)
                             --------
expressly assumes all of the obligations of the Trust with respect to the Trust Securities or (y) substitutes for the Preferred Securities other securities having substantially the same terms as the Trust Securities (herein referred to as the "Successor Securities") so long as the Successor Securities rank the same as the Trust Securities rank in priority with respect to Distributions and payments upon liquidation, redemption and otherwise, (ii) the Corporation expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of legal title to the Junior Subordinated Notes, (iii) the Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Preferred Securities are then listed, (iv) such merger, consolidation, amalgamation or replacement does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such consolidation, amalgamation, merger or replacement does not adversely affect the rights, preferences and privileges of the Holders of the Trust Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially identical to that of the Trust, (vii) prior to such consolidation, amalgamation, merger or replacement, the Corporation and the Property Trustee have received an Opinion of Counsel experienced in such matters to the effect that (A) such consolidation, amalgamation, merger or replacement does not adversely affect the rights, preferences and privileges of the Holders of the Trust Securities (including any Successor Securities) in any material respect, and (B) following such consolidation, amalgamation, merger or replacement, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act, and (viii) the Corporation owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of Holders of 100% in Liquidation Amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger or replacement would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.


                                  ARTICLE III

                                PAYMENT ACCOUNT

     Section 3.01  Payment Account.
                   ---------------

     (a) On or prior to the Issue Date, the Property Trustee shall establish the Payment Account. The Property Trustee and an agent of the Property Trustee shall have exclusive control and sole right of withdrawal with respect to the Payment Account for the purpose of making deposits in and withdrawals from the Payment Account in accordance with this Trust Agreement. All monies and other property deposited or held from time to time in the Payment Account shall be held by the Property Trustee in the Payment Account for the exclusive benefit of the Securityholders and for distribution as herein provided, including (and subject to) any priority of payments provided for herein.

     (b) The Property Trustee shall deposit in the Payment Account, promptly upon receipt, all payments of principal or interest on, and any other payments or proceeds with respect to, the Junior Subordinated Notes. Amounts held in the Payment Account shall not be invested by the Property Trustee pending distribution thereof.


                                   ARTICLE IV

                           DISTRIBUTIONS; REDEMPTION

     Section 4.01  Distributions.
                   -------------

     (a) Distributions on the Trust Securities shall be cumulative and accrue from the Issue Date and, except in the event that the Depositor exercises its right to extend the interest payment period for the Junior Subordinated Notes pursuant to Section 104 of the Supplemental Indenture, shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each
year, commencing on         , 199 .  If any date on which Distributions are
otherwise payable on the Trust Securities is not a Business Day, then the payment of such Distribution shall be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date (each such date, a "Distribution Date").

     (b) Distributions payable on the Trust Securities shall be fixed at a rate
of    % per annum of the Liquidation Amount of the Trust Securities.  The amount of Distributions payable for any full quarterly period shall be computed on the basis of twelve 30-day months and a 360-day year. If the interest payment period for the Junior Subordinated Notes is extended pursuant to Section 104 of the Supplemental Indenture (an "Extension Period"), then the rate per annum at which Distributions on the Trust Securities accumulate shall be increased by an amount such that the aggregate amount of Distributions that accumulate on all Trust Securities during any such Extension Period is equal to the aggregate amount of interest (including interest payable on unpaid interest at the percentage rate per annum set forth above, compounded quarterly, to the extent permitted by applicable law) that accrues during any such Extension Period on the Junior Subordinated Notes. The payment of such deferred interest, together with interest thereon, will be distributed, if funds are legally available therefor, to the Holders of the Trust Securities as received at the end of any Extension Period. The amount of Distributions payable for any period shall include the Additional Amounts, if any.

     (c) Distributions on the Trust Securities shall be made and shall be deemed payable on each Distribution Date only to the extent that the Trust has legally and immediately available funds in the Payment Account for the payment of such Distributions.

     (d) Distributions (including Additional Amounts, if any) on the Trust Securities on each Distribution Date shall be payable to the Holders thereof as they appear on the Security Register for the Trust Securities on the relevant record date, which shall be the close of business on the fifteenth calendar day prior to the relevant Distribution Date.

     Each Trust Security upon registration of transfer of or in exchange for or in lieu of any other Trust Security shall carry the rights of Distributions accrued (including Additional Amounts, if any) and unpaid, and to accrue (including Additional Amounts, if any), which were carried by such other Trust Security.

     Section 4.02  Redemption.
                   ----------

     (a) On each Redemption Date with respect to the Junior Subordinated Notes, the Trust will be required to redeem a Like Amount of Trust Securities at the Redemption Price.

     (b) Notice of redemption shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of Trust Securities to be redeemed, at such Holder's address appearing in the Security Register. All notices of redemption shall state:

              (i)  the Redemption Date;

              (ii)  the Redemption Price;

              (iii)  the CUSIP number;

              (iv) if less than all the Outstanding Trust Securities are to be redeemed, the total Liquidation Amount of the Trust Securities to be redeemed; and

              (v) that on the Redemption Date the Redemption Price will become due and payable upon each such Trust Security to be redeemed and the Distributions thereon will cease to accrue on and after such date.

     (c) The Trust Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the proceeds from the contemporaneous redemption of Junior Subordinated Notes. Redemptions of the Trust Securities shall be made and the Redemption

Price shall be deemed payable on each Redemption Date only to the extent that the Trust has funds legally and immediately available in the Payment Account for the payment of such Redemption Price.

     (d) If the Property Trustee gives a notice of redemption in respect of any Preferred Securities, then, by 2:00 P.M. New York City time, on the Redemption Date, subject to Section 4.02(c), the Property Trustee will, so long as the Preferred Securities are in book-entry only form, irrevocably deposit with the Clearing Agency for the Preferred Securities funds sufficient to pay the applicable Redemption Price. If the Preferred Securities are not in book-entry only form, the Property Trustee, subject to Section 4.02(c), shall irrevocably deposit with the Paying Agent funds sufficient to pay the applicable Redemption Price and will give the Paying Agent irrevocable instructions to pay the Redemption Price to the Holders thereof upon surrender of their Preferred Securities Certificates. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Trust Securities called for redemption shall be payable to the Holders of such Trust Securities as they appear on the Security Register for the Trust Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then immediately prior to the close of business on the date of such deposit, all rights of Securityholders holding Trust Securities so called for redemption will cease, except the right of such Securityholders to receive the Redemption Price, but without interest, and such Securities will cease to be outstanding. In the event that any date on which any Redemption Price is payable is not a Business Day, then payment of the Redemption Price payable on such date shall be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Redemption Price shall be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of Trust Securities is improperly withheld or refused and not paid either by the Trust or by the Depositor pursuant to the Guarantee, Distributions on such Trust Securities will continue to accrue at the then applicable rate, from such Redemption Date originally established by the Trust for such Preferred Securities to the date such Redemption Price is actually paid.

     (e) Payment of the Redemption Price on the Trust Securities shall be made to the recordholders thereof as they appear on the Security Register for the Trust Securities on the relevant record date, which shall be the close of business on the fifteenth calendar day prior to the Redemption Date.

     (f) If less than all the Outstanding Trust Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of Trust Securities to be redeemed shall be allocated 3% to the Common Securities and 97% to the Preferred Securities, with such adjustments that each amount so allocated shall be divisible by $25. The particular Preferred Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Property Trustee from the Outstanding Preferred Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $25 or integral multiple thereof) of the Liquidation Amount of Preferred Securities of a denomination larger than $25; provided, however, that
                                                        --------  -------
before undertaking redemption of the Preferred Securities on other than a pro rata basis, the Property Trustee shall have received an Opinion of Counsel that the status of the Trust as a grantor trust for United States federal income tax purposes would not be adversely affected. The Property Trustee shall promptly notify the Security Registrar in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of this Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the Liquidation Amount of Preferred Securities which has been or is to be redeemed.

     (g) Subject to the foregoing provisions of Section 4.02 and to applicable law (including, without limitation, United States federal securities laws), the Corporation or its Affiliates may, at any time and from time to time, purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

     Section 4.03  Subordination of Common Securities.
                   ----------------------------------

     (a) Payment of Distributions (including Additional Amounts, if applicable) on, and the Redemption Price of, the Trust Securities, as applicable, shall be made pro rata based on the Liquidation Amount of the Trust Securities; provided,
                                                                       --------
however, that if on any Distribution Date or Redemption Date an Indenture Event
-------
of Default shall have occurred and be continuing, no payment of any Distribution (including Additional Amounts, if applicable) on, or Redemption Price of, any Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions (including Additional Amounts, if applicable) on all Outstanding Preferred Securities for all distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all Outstanding Preferred Securities, shall have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions (including Additional Amounts, if applicable) on, or the Redemption Price of, Preferred Securities then due and payable.

     (b) In the case of the occurrence of any Indenture Event of Default, the Holder of Common Securities will be deemed to have waived any such Event of Default under this Trust Agreement until the effect of all such Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until any such Events of Default under this Trust Agreement with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the Holders of the Preferred Securities and not the Holder of the Common Securities, and only the Holders of the Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

     Section 4.04  Payment Procedures.  Payments in respect of the Preferred
                   ------------------
Securities shall be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register or, if the Preferred Securities are held by a Clearing Agency, such Distributions shall be made to the Clearing Agency, which shall credit the relevant Persons' accounts at such Clearing Agency on the applicable distribution dates. Payments in respect of the Common Securities shall be made in such manner as shall be mutually agreed between the Property Trustee and the Holder of the Common Securities.

     Section 4.05  Tax Returns and Reports.  The Administrative Trustee(s) shall
                   -----------------------
prepare (or cause to be prepared), at the Depositor's expense, and file all United States federal, state and local tax and information returns and reports required to be filed by or in respect of the Trust.

The Administrative Trustee(s) shall provide or cause to be provided on a timely basis to each Holder any Internal Revenue Service form required to be so provided in respect of the Trust Securities.


                                   ARTICLE V

                         TRUST SECURITIES CERTIFICATES

     Section 5.01  Initial Ownership.  Upon the formation of the Trust by the
                   -----------------
contribution by the Depositor pursuant to Section 2.03 and until the issuance of the Trust Securities, and at any time during which no Trust Securities are outstanding, the Depositor shall be the sole beneficial owner of the Trust.

     Section 5.02  The Trust Securities Certificates.  Each of the Preferred and
                   ---------------------------------
Common Securities Certificates shall be issued in minimum denominations of $25 and integral multiples in excess thereof. The Trust Securities Certificates shall be executed on behalf of the Trust by manual or facsimile signature of at least one Administrative Trustee. Trust Securities Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefits of this Trust Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Trust Securities Certificates or did not hold such offices at the date of authentication and delivery of such Trust Securities Certificates. A transferee of a Trust Securities Certificate shall become a Securityholder, and shall be entitled to the rights and subject to the obligations of a Securityholder hereunder, upon due registration of such Trust Securities Certificate in such transferee's name pursuant to Section 5.04.

     Section 5.03  Authentication of Trust Securities Certificates.  On the
                   -----------------------------------------------
Issue Date, the Administrative Trustees shall cause Trust Securities Certificates, in an aggregate Liquidation Amount as provided in Sections 2.04 and 2.05, to be executed on behalf of the Trust, authenticated and delivered to or upon the written order of the Depositor signed by its Chairman of the Board, its President or any Vice President, without further corporate action by the Depositor, in authorized denominations. No Trust Securities Certificate shall entitle its Holder to any benefit under this Trust Agreement, or shall be valid for any purpose, unless there shall appear on such Trust Securities Certificate a certificate of authentication substantially in the form set forth in Exhibit E or Exhibit C, as applicable, executed by at least one Administrative Trustee by manual signature; such authentication shall constitute conclusive evidence that such Trust Securities Certificate shall have been duly authenticated and delivered hereunder. All Trust Securities Certificates shall be dated the date of their authentication.

     Section 5.04  Registration of Transfer and Exchange of Preferred Securities
                   -------------------------------------------------------------
Certificates. The Security Registrar shall keep or cause to be kept, at the
------------
office or agency maintained pursuant to Section 5.08, a Security Register in which, subject to such reasonable regulations as it may prescribe, the Security Registrar shall provide for the registration of Preferred Securities Certificates and the Common Securities Certificates (subject to Section 5.10 in the case of the Common Securities Certificates) and registration of transfers and exchanges of Preferred Securities Certificates as herein provided. The Property Trustee shall be the initial Security Registrar.

     Upon surrender for registration of transfer of any Preferred Securities Certificate at the office or agency maintained pursuant to Section 5.08, the Administrative Trustees shall execute, authenticate and deliver in the name of the designated transferee or transferees, one or more new Preferred Securities Certificates in authorized denominations of a like aggregate Liquidation Amount dated the date of authentication by the Administrative Trustee or Trustees. The Security Registrar shall not be required to register the transfer of any Preferred Securities that have been called for redemption. At the option of a Holder, Preferred Securities Certificates may be exchanged for other Preferred Securities Certificates in authorized denominations of the same class and of a like aggregate Liquidation Amount upon surrender of the Preferred Securities Certificates to be exchanged at the office or agency maintained pursuant to
Section 5.08.

     Every Preferred Securities Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Administrative Trustees and the Security Registrar duly executed by the Holder or such Holder's attorney duly authorized in writing. Each Preferred Securities Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Security Registrar in accordance with its customary practice.

     No service charge shall be made for any registration of transfer or exchange of Preferred Securities Certificates, but the Security Registrar or the Administrative Trustees may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Preferred Securities Certificates.

     Section 5.05  Mutilated, Destroyed, Lost or Stolen Trust Securities
                   -----------------------------------------------------
Certificates.  If (a) any mutilated Trust Securities Certificate shall be
------------
surrendered to the Security Registrar, or if the Security Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Securities Certificate and (b) there shall be delivered to the Security Registrar and the Administrative Trustees such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Trust Securities Certificate shall have been acquired by a bona fide purchaser, the Administrative Trustees or any one of them on behalf of the Trust shall execute and authenticate and make available for delivery, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Securities Certificate, a new Trust Securities Certificate of like class, tenor and denomination. In connection with the issuance of any new Trust Securities Certificate under this Section, the Administrative Trustees or the Security Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Securities Certificate issued pursuant to this Section shall constitute conclusive evidence of an ownership interest in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Trust Securities Certificate shall be found at any time.

     Section 5.06  Persons Deemed Securityholders.  Prior to due presentation of
                   ------------------------------
a Trust Securities Certificate for registration of transfer, the Trustees or the Security Registrar shall treat the Person in whose name any Trust Securities Certificate shall be registered in the Security Register as the owner of such Trust Securities Certificate for the purpose of receiving Distributions (subject to Section 4.01(d)) and for all other purposes whatsoever, and neither the Trustees nor the Security Registrar shall be bound by any notice to the contrary.

     Section 5.07  Access to List of Securityholders' Names and Addresses.  The
                   ------------------------------------------------------
Administrative Trustees shall furnish or cause to be furnished to (i) the Depositor and the

Property Trustee semi-annually, not later than June 1 and December 1 in each year and (ii) the Depositor or the Property Trustee, as the case may be, within 30 days after receipt by any Administrative Trustee of a request therefor from the Depositor or the Property Trustee, as the case may be, in writing, a list, in such form as the Depositor or the Property Trustee, as the case may be, may reasonably require, of the names and addresses of the Securityholders as of a date not more than 15 days prior to the time such list is furnished; provided
                                                                     --------
that the Administrative Trustees shall not be obligated to provide such list at
----
any time such list does not differ from the most recent list given to the Depositor and the Property Trustee by the Administrative Trustees or at any time the Property Trustee is the Security Registrar. If three or more Securityholders or one or more Holders of Trust Securities Certificates evidencing not less than 25% of the outstanding Liquidation Amount apply in writing to the Administrative Trustees, and such application states that the applicants desire to communicate with other Securityholders with respect to their rights under this Trust Agreement or under the Trust Securities Certificates and such application is accompanied by a copy of the communication that such applicants propose to transmit, then the Administrative Trustees shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Securityholders. Each Holder, by receiving and holding a Trust Securities Certificate, shall be deemed to have agreed not to hold either the Depositor or the Administrative Trustees accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

     Section 5.08  Maintenance of Office or Agency.  The Administrative Trustees
                   -------------------------------
shall maintain in the Borough of Manhattan, New York, an office or offices or agency or agencies where Preferred Securities Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustees in respect of the Trust Securities Certificates may be served. The Administrative Trustees initially designate The Chase Manhattan Bank, 450 West 33rd Street, New York, New York 10001 as the principal agency for such purposes. The Administrative Trustees shall give prompt written notice to the Depositor and to the Securityholders of any change in the location of the Security Register or any such office or agency.

     Section 5.09  Appointment of Paying Agent.  The Paying Agent shall make
                   ---------------------------
Distributions and other payments provided hereby to Securityholders from the Payment Account and shall report the amounts of such Distributions and payments to the Property Trustee and the Administrative Trustees. Any Paying Agent shall have the revocable power to withdraw funds from the Payment Account for the purpose of making the Distributions and payments provided hereby. The Administrative Trustees may revoke such power and remove the Paying Agent if such Trustees determine in their sole discretion that the Paying Agent shall have failed to perform its obligations under this Trust Agreement in any material respect. The Paying Agent shall initially be the Property Trustee, and it may choose any co-paying agent that is acceptable to the Administrative Trustees and the Depositor. Any Person acting as Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Administrative Trustees and the Depositor. In the event that a Paying Agent shall resign or be removed, the Administrative Trustees shall appoint a successor that is acceptable to the Depositor to act as Paying Agent (which shall be a bank or trust company). The Administrative Trustees shall cause such successor Paying Agent or any additional Paying Agent appointed by the Administrative Trustees to execute and deliver to the Trustees an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Trustees that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Securityholders in trust for the benefit of the Securityholders entitled thereto until such sums shall be paid to such Securityholders. The Paying Agent shall return all unclaimed funds to the Property Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Property Trustee. The provisions of Sections 8.01, 8.03 and
8.06 shall apply to the Property Trustee also in its role as Paying Agent, for so long as the Property Trustee shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

     Section 5.10  Ownership of Common Securities by Depositor.  On the Issue
                   -------------------------------------------
Date, the Depositor shall acquire, and thereafter retain, beneficial and record ownership of the Common Securities. Any attempted transfer of the Common Securities, except for transfers by operation of law or to an Affiliate of the Depositor or a permitted successor under Section 801 of the Subordinated Indenture, shall be void. The Administrative Trustees shall cause each Common Securities Certificate issued to the Depositor and its permitted transferees to contain a legend stating "THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT AS PROVIDED IN THE TRUST AGREEMENT REFERRED TO HEREIN".

     Section 5.11  Book-Entry Preferred Securities Certificates; Common
                   ----------------------------------------------------
Securities Certificate.
----------------------

     (a) The Preferred Securities Certificates, upon original issuance, will be issued in the form of a typewritten Preferred Securities Certificate or Certificates representing Book-Entry Preferred Securities Certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Trust. Such Preferred Securities Certificate or Certificates shall initially be registered on the Security Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Owner will receive a definitive Preferred Securities Certificate representing such beneficial owner's interest in such Preferred Securities, except as provided in Section 5.13. Unless and until Definitive Preferred Securities Certificates have been issued to Owners pursuant to Section 5.13:

              (i) the provisions of this Section 5.11(a) shall be in full force and effect;

              (ii) the Security Registrar and the Trustees shall be entitled to deal with the Clearing Agency for all purposes of this Trust Agreement relating to the Book-Entry Preferred Securities Certificates (including the payment of principal of and interest on the Book-Entry Preferred Securities and the giving of instructions or directions to Owners of Book-Entry Preferred Securities) as the sole Holder of Book-Entry Preferred Securities and shall have no obligations to the Owners thereof;

              (iii) to the extent that the provisions of this Section conflict with any other provisions of this Trust Agreement, the provisions of this Section shall control;

              (iv) the rights of the Owners of the Book-Entry Preferred Securities Certificates shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Certificate Depository Agreement, unless and until Definitive Preferred Securities Certificates are issued pursuant to
     Section 5.13, the Clearing Agency will make book-entry transfers among the

     Clearing Agency Participants and receive and transmit payments on the Preferred Securities to such Clearing Agency Participants; and

              (v) whenever this Trust Agreement requires or permits actions to be taken based upon instructions or directions of Holders of Trust Securities Certificates evidencing a specified percentage of the aggregate Liquidation Amount, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the applicable class of Trust Securities Certificates and has delivered such instructions to the Trustees.

     (b) A single Common Securities Certificate representing the Common Securities shall be issued to the Depositor in the form of a definitive Common Securities Certificate.

     Section 5.12  Notices to Clearing Agency.  To the extent a notice or other
                   --------------------------
communication to the Owners is required under this Trust Agreement, unless and until Definitive Preferred Securities Certificates shall have been issued to Owners pursuant to Section 5.13, the Trustees shall give all such notices and communications specified herein to be given to Owners to the Clearing Agency, and shall have no obligations to the Owners.

     Section 5.13  Definitive Preferred Securities Certificates.  If (i) the
                   --------------------------------------------
Depositor advises the Trustees in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Preferred Securities Certificates, and the Depositor is unable to locate a qualified successor within 90 days of receipt by the Depositor of such written advice, or (ii) the Depositor at its option advises the Trustees in writing that it elects to terminate the book-entry system through the Clearing Agency, then the Administrative Trustees shall notify the Clearing Agency and Holders of the Preferred Securities. Upon surrender to the Administrative Trustees of the typewritten Preferred Securities Certificate or Certificates representing the Book-Entry Preferred Securities Certificates by the Clearing Agency, accompanied by registration instructions, the Administrative Trustees or any one of them shall execute and authenticate the Definitive Preferred Securities Certificates in accordance with the instructions of the Clearing Agency. Neither the Security Registrar nor the Trustees shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Preferred Securities Certificates, the Trustees shall recognize the Holders of the Definitive Preferred Securities Certificates as Securityholders. The Definitive Preferred Securities Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Administrative Trustees, as evidenced by the execution thereof by the Administrative Trustees or any one of them.

     Section 5.14  Rights of Securityholders.  The legal title to the Trust
                   -------------------------
Property is vested exclusively in the Property Trustee (in its capacity as such) in accordance with Section 2.09, and the Securityholders shall not have any right or title therein other than the undivided beneficial ownership interest in the assets of the Trust conferred by their Trust Securities, and they shall have no right to call for any partition or division of property, profits or rights of the Trust except as described below. The Trust Securities shall be personal property giving only the rights specifically set forth therein and in this Trust Agreement. The Trust Securities shall have no preemptive or other similar rights and when issued and delivered to Securityholders against payment of the purchase price therefor will be fully paid and nonassessable by the Trust. Except as otherwise provided in the Expense Agreement and Section 10.01 hereof with respect to the Depositor, the Holders of the Trust Securities shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.


                                   ARTICLE VI

                   ACTS OF SECURITYHOLDERS; MEETINGS; VOTING

     Section 6.01  Limitations on Voting Rights.
                   ----------------------------

     (a) Except as provided in this Section, in Section 8.10 or Section 10.03 of this Trust Agreement, in the Subordinated Indenture, and as otherwise required by law, no Holder of Preferred Securities shall have any right to vote or in any manner otherwise control the administration, operation and management of the Trust or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Trust Securities Certificates, be construed so as to constitute the Securityholders from time to time as partners or members of an association.

     (b) So long as any Junior Subordinated Notes are held by the Property Trustee, the Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or executing any trust or power conferred on the Indenture Trustee with respect to such Junior Subordinated Notes, (ii) consent to waive any past default which is waivable under Section 513 of the Subordinated Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Notes shall be due and payable or (iv) consent to any amendment, modification or termination of the Subordinated Indenture or the Junior Subordinated Notes, where such consent shall be required, or to any other action, as holder of the Junior Subordinated Notes, under the Subordinated Indenture, without, in each case, obtaining the prior approval of the Holders of at least 66-2/3% in Liquidation Amount of the Outstanding Preferred Securities; provided, however, that where a consent under the Subordinated Indenture would
--------  -------
require the consent of each holder of Junior Subordinated Notes affected thereby, no such consent shall be given by the Trustees without the prior written consent of each Holder of Preferred Securities. The Trustees shall not revoke any action previously authorized or approved by a vote of the Holders of Preferred Securities, except pursuant to a subsequent vote of the Holders of Preferred Securities. The Property Trustee shall notify all Holders of the Preferred Securities of any notice of default received from the Indenture Trustee with respect to the Junior Subordinated Notes.

     (c) If any proposed amendment to the Trust Agreement provides for, or the Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Preferred Securities, whether by way of amendment to this Trust Agreement or otherwise, or (ii) the dissolution, winding-up or termination of the Trust, other than pursuant to the terms of this Trust Agreement, then the Holders of Outstanding Preferred Securities as a class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the Holders of at least 66-2/3% in Liquidation Amount of the Outstanding Preferred Securities.

     Section 6.02  Notice of Meetings.  Notice of all meetings of the Preferred
                   ------------------
Securityholders, stating the time, place and purpose of the meeting, shall be given by the Administrative Trustees pursuant to Section 10.08 to each Preferred Securityholder of record, at his registered address, at least 15 days and not more than 90 days before the meeting. At any such meeting, any business properly before the meeting may be so considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice. Any and all notice to which any Preferred Securityholder hereunder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Preferred Securityholders of record at his last known address as recorded on the Security Register.

     Section 6.03  Meetings of Preferred Securityholders.  No annual meeting of
                   -------------------------------------
Securityholders is required to be held. The Administrative Trustees, however, shall call a meeting of Securityholders to vote on any matter upon the written request of the Preferred Securityholders of record of 25% of the Preferred Securities (based upon their Liquidation Amount) and the Administrative Trustees or the Property Trustee may, at any time in their discretion, call a meeting of Preferred Securityholders to vote on any matters as to which Preferred Securityholders are entitled to vote.

     Preferred Securityholders of record of 50% of the Preferred Securities (based upon their Liquidation Amount), present in person or by proxy, shall constitute a quorum at any meeting of Securityholders.

     If a quorum is present at a meeting, an affirmative vote by the Preferred Securityholders of record present, in person or by proxy, holding more than 66-2/3% of the Preferred Securities (based upon their Liquidation Amount) held by the Preferred Securityholders of record present, either in person or by proxy, at such meeting shall constitute the action of the Securityholders, unless this Trust Agreement requires a greater proportion of affirmative votes.

     Section 6.04  Voting Rights.  Securityholders shall be entitled to one vote
                   -------------
for each $25 of Liquidation Amount represented by their Trust Securities in respect of any matter as to which such Securityholders are entitled to vote.

     Section 6.05  Proxies, etc.   At any meeting of Securityholders, any
                   -------------
Securityholder entitled to vote may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Administrative Trustees, or with such other officer or agent of the Trust as the Administrative Trustees may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of the Property Trustee, proxies may be solicited in the name of the Property Trustee or one or more officers of the Property Trustee. Only Securityholders of record shall be entitled to vote. When Trust Securities are held jointly by several Persons, any one of them may vote at any meeting in person or by proxy in respect of such Trust Securities, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Trust Securities. A proxy purporting to be executed by or on behalf of a Securityholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. No proxy shall be valid more than three years after its date of execution.

     Section 6.06  Securityholder Action by Written Consent.  Any action which
                   ----------------------------------------
may be taken by Securityholders at a meeting may be taken without a meeting if Securityholders holding at least 66-2/3% of all outstanding Trust Securities entitled to vote in respect of such action (or such other proportion thereof as shall be required by any express provision of this Trust Agreement) shall consent to the action in writing (based upon their Liquidation Amount).

     Section 6.07  Record Date for Voting and Other Purposes. For the purposes
                   -----------------------------------------
of determining the Securityholders who are entitled to notice of and to vote at any meeting or by written consent, or to participate in any Distribution on the Trust Securities in respect of which a record date is not otherwise provided for in this Trust Agreement, or for the purpose of any other action, the Administrative Trustees may from time to time fix a date, not more than 90 days prior to the date of any meeting of Securityholders or the payment of distribution or other action, as the case may be, as a record date for the determination of the identity of the Securityholders of record for such purposes.

     Section 6.08  Acts of Securityholders.  Any request, demand, authorization,
                   -----------------------
direction, notice, consent, waiver or other action provided or permitted by this Trust Agreement to be given, made or taken by Securityholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders in person or by an agent appointed in writing; and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to the Administrative Trustees. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Securityholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Trust Agreement and (subject to Section 8.01) conclusive in favor of the Trustees, if made in the manner provided in this Section.

     The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgements of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustees deem sufficient.

     The ownership of Preferred Securities shall be proved by the Security Register.

     Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Securityholder of any Trust Security shall bind every future Securityholder of the same Trust Security and the Securityholder of every Trust Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustees or the Trust in reliance thereon, whether or not notation of such action is made upon such Trust Security.

     Without limiting the foregoing, a Securityholder entitled hereunder to take any action hereunder with regard to any particular Trust Security may do so with regard to all or any part of the Liquidation Amount of such Trust Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such Liquidation Amount.

     If any dispute shall arise between the Holders of Trust Securities and the Administrative Trustees or among such Securityholders or Trustees with respect to the authenticity, validity or binding nature of any request, demand, authorization, direction, consent, waiver or other Act of such Securityholder or Trustee under this Article VI, then the determination of such matter by the Property Trustee shall be conclusive with respect to such matter.

     Section 6.09  Inspection of Records.  Upon reasonable notice to the
                   ---------------------
Trustees, the records of the Trust shall be open to inspection by Securityholders during normal business hours for any purpose reasonably related to such Securityholder's interest as a Securityholder.


                                  ARTICLE VII

             REPRESENTATIONS AND WARRANTIES OF THE PROPERTY TRUSTEE
                              AND DELAWARE TRUSTEE

     Section 7.01  Representations and Warranties of the Property Trustee and
                   ----------------------------------------------------------
Delaware Trustee.  The Bank, the Delaware Bank, the Property Trustee and the
----------------
Delaware Trustee, each on behalf of and as to itself, hereby represents and warrants for the benefit of the Depositor and the Securityholders that:

     (a) the Bank is a banking corporation or trust company duly organized, validly existing and in good standing under the laws of the State of New York, and the Delaware Trustee is a banking corporation or trust company duly organized, validly existing and in good standing under the laws of the State of Delaware;

     (b) each of the Bank and the Delaware Bank has full corporate power, authority and legal right to execute, deliver and perform their obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

     (c) this Trust Agreement has been duly authorized, executed and delivered by each of the Bank and the Delaware Bank and constitutes the valid and legally binding agreement of each of the Bank and the Delaware Bank, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

     (d) the execution, delivery and performance by each of the Bank and the Delaware Bank of this Trust Agreement have been duly authorized by all necessary corporate action on the part of the Bank, Property Trustee, the Delaware Bank and the Delaware Trustee and do not require any approval of stockholders of the Bank or the Delaware Bank and such execution, delivery and performance will not
(i) violate the Bank's or the Delaware Bank's charter or by-laws, or (ii) violate any law, governmental rule or regulation of the United States or the State of New York or Delaware, as the case may be, governing the banking or trust powers of the Bank and the Property Trustee or the Delaware Bank and the Delaware Trustee, or any order, judgment or decree applicable to the Bank, the Property Trustee, the Delaware Bank or the Delaware Trustee; and

     (e) neither the authorization, execution or delivery by the Bank or the Delaware Bank of this Trust Agreement, nor the consummation of any of the transactions by the Bank, the Property Trustee, the Delaware Bank or the Delaware Trustee (as appropriate in context) contemplated herein or therein, nor the issuance of the Trust Securities Certificates pursuant to this Trust Agreement require the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any governmental authority or agency under any existing federal, New York or Delaware law governing the banking or trust powers of the Bank or the Delaware Bank.


                                  ARTICLE VIII

                                  THE TRUSTEES

     Section 8.01  Certain Duties and Responsibilities.
                   -----------------------------------

     (a) The rights, duties and responsibilities of the Trustees shall be as provided by this Trust Agreement and the Delaware Business Trust Act (except that the immunities and standard of care of the Property Trustee shall be governed by New York law) and, in the case of the Property Trustee, the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Trust Agreement shall require the Trustees to expend or risk their own funds or otherwise incur any financial liability in the performance of any of their duties hereunder, or in the exercise of any of their rights or powers, if they shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to them. Whether or not therein expressly so provided, every provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Trustees shall be subject to the provisions of this Section.

     (b) All payments made by the Property Trustee in respect of the Trust Securities shall be made only from the income and proceeds from the Trust Property and only to the extent that there shall be sufficient income or proceeds from the Trust Property to enable the Property Trustee to make payments in accordance with the terms hereof. Each Securityholder, by its acceptance of a Trust Security, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to it as herein provided and that the Trustees are not personally liable to it for any amount distributable in respect of any Trust Security or for any other liability in respect of any Trust Security. This Section 8.01(b) does not limit the liability of the Trustees expressly set forth elsewhere in this Trust Agreement or, in the case of the Property Trustee, in the Trust Indenture Act.

     Section 8.02  Notice of Defaults.  Within 90 days after the occurrence of
                   ------------------
any default, the Property Trustee shall transmit, in the manner and to the extent provided in Section 10.08, notice of any such default known to the Property Trustee to the Securityholders, the Administrative Trustees and the Depositor, unless such default shall have been cured or waived. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

     Section 8.03  Certain Rights of Property Trustee.  Subject to the
                   ----------------------------------
provisions of Section 8.01 and except as provided by law:

        (i) the Property Trustee may rely and shall be protected in acting or refraining from acting in good faith upon any resolution, Opinion of Counsel, certificate, written representation of a Holder or transferee, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

        (ii) if (A) in performing its duties under this Trust Agreement the Property Trustee is required to decide between alternative courses of action, or (B) in construing any of the provisions in this Trust Agreement the Property Trustee finds the same ambiguous or inconsistent with any other provisions contained herein, or (C) the Property Trustee is unsure of the application of any provision of this Trust Agreement, then, except as to any matter as to which the Preferred Securityholders are entitled to vote under the terms of this Trust Agreement, the Property Trustee shall deliver a notice to the Depositor requesting written instructions of the Depositor as to the course of action to be taken. The Property Trustee shall take such action, or refrain from taking such action, as the Property Trustee shall be instructed in writing to take, or to refrain from taking, by the Depositor; provided, however, that if the Property Trustee does
                         --------  -------
          not receive such instructions of the Depositor within ten Business Days after it has delivered such notice, or such reasonably shorter period of time set forth in such notice (which to the extent practicable shall not be less than two Business Days), it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Trust Agreement as it shall deem advisable and in the best interests of the Securityholders, in which event the Property Trustee shall have no liability except for its own bad faith, negligence or willful misconduct;

        (iii) the Property Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

        (iv) the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement at the request or direction of any of the Securityholders pursuant to this Trust Agreement, unless such Securityholders shall have offered to the Property Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

        (v) the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other document, unless requested in writing to do so by one or more Securityholders; and

        (vi) the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys, provided that the Property Trustee shall be responsible for its own negligence or recklessness with respect to selection of any agent or attorney appointed by it hereunder.

        Section 8.04  Not Responsible for Recitals or Issuance of Securities.
                      ------------------------------------------------------
The recitals contained herein and in the Trust Securities Certificates shall be taken as the statements of the Trust, and the Trustees do not assume any responsibility for their correctness. The Trustees shall not be accountable for the use or application by the Trust of the proceeds of the Trust Securities in accordance with Section 2.05.

        The Property Trustee may conclusively assume that any funds held by it hereunder are legally available unless an officer of the Property Trustee assigned to its Corporate Trustee Administrative Department shall have received written notice from the Corporation, any Holder or any other Trustee that such funds are not legally available.

        Section 8.05  May Hold Securities.  Except as provided in the definition
                      -------------------
of the term "Outstanding" in Article I, any Trustee or any other agent of the Trustees or the Trust, in its individual or any other capacity, may become the owner or pledgee of Trust Securities and may otherwise deal with the Trust with the same rights it would have if it were not a Trustee or such other agent.

        Section 8.06  Compensation; Fees; Indemnity.
                      -----------------------------

        The Depositor agrees:

        (1) to pay to the Trustees from time to time reasonable compensation for all services rendered by the Trustees hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

        (2) except as otherwise expressly provided herein, to reimburse the Trustees upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustees in accordance with any provision of this Trust Agreement (including the reasonable compensation and the expenses and disbursements of their agents and counsel), except any such expense, disbursement or advance as may be attributable to their negligence, willful misconduct or bad faith; and

        (3) to indemnify the Trustees for, and to hold the Trustees harmless against, any and all loss, damage, claims, liability or expense incurred without negligence, willful misconduct or bad faith on their part, arising out of or in connection with the acceptance or administration of this Trust Agreement, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

        The provisions of this Section 8.06 shall survive the termination of this Trust Agreement.

        Section 8.07  Trustees Required; Eligibility.
                      ------------------------------

        (a) There shall at all times be a Property Trustee hereunder with respect to the Trust Securities. The Property Trustee shall be a Person that has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Property Trustee with respect to the Trust Securities shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

        (b) There shall at all times be one or more Administrative Trustees hereunder with respect to the Trust Securities. Each Administrative Trustee shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more persons authorized to bind such entity.

        (c) There shall at all times be a Delaware Trustee with respect to the Trust Securities. The Delaware Trustee shall either be (i) a natural person who is at least 21 years of age and a resident of the State of Delaware or (ii) a legal entity authorized to conduct a trust business and with its principal place of business in the State of Delaware that shall act through one or more persons authorized to bind such entity.

        Section 8.08  Conflicting Interests.
                      ---------------------

        If the Property Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Property Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Trust Agreement. To the extent permitted by the Trust Indenture Act, the Property Trustee shall not be deemed to have a conflicting interest by virtue of being trustee under the Guarantee.

        Section 8.09  Co-Property Trustees and Separate Trustee.
                      -----------------------------------------

        At any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Holder of the Common Securities and the Property Trustee shall have power to appoint, and upon the written request of the Property Trustee, the Depositor shall for such purpose join with the Property Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Property Trustee either to act as co-property trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such Trust Property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Depositor does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case an Indenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment. Any co-property trustee or separate trustee appointed pursuant to this Section shall satisfy the requirements of Section 8.07.

        Should any written instrument from the Depositor be required by any co-property trustee or separate trustee so appointed for more fully confirming to such co-property trustee or separate trustee such property, title, right, or power, any and all such instruments shall, on request, be executed, acknowledged, and delivered by the Depositor.

        Every co-property trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

              (i) The Trust Securities shall be executed, authenticated and delivered and all rights, powers, duties, and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustees hereunder, shall be exercised, solely by the Trustees.

              (ii) The rights, powers, duties, and obligations hereby conferred or imposed upon the Property Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Property Trustee or by the Property Trustee and such co-property trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-property trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Property Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties, and obligations shall be exercised and performed by such co-property trustee or separate trustee.

              (iii) The Property Trustee at any time, by an instrument in writing executed by it, with the written concurrence of the Depositor, may accept the resignation of or remove any co-property trustee or separate trustee appointed under this Section, and, in case an Indenture Event of Default has occurred and is continuing, the Property Trustee shall have power to accept the resignation of, or remove, any such co-property trustee or separate trustee without the concurrence of the Depositor. Upon the written request of the Property Trustee, the Depositor shall join with the Property Trustee in the execution, delivery, and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-property trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section.

              (iv) No co-property trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Property Trustee, or any other such trustee hereunder.

              (v) The Trustees shall not be liable by reason of any act of a co-property trustee or separate trustee.

              (vi) Any Act of Holders delivered to the Property Trustee shall be deemed to have been delivered to each such co-property trustee and separate trustee.


  Section 8.10 Resignation and Removal; Appointment of Successor.
               -------------------------------------------------

  No resignation or removal of any Trustee (the "Relevant Trustee") and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 8.11.

  Subject to the immediately preceding paragraph, the Relevant Trustee may resign at any time by giving written notice thereof to the Holders. If the instrument of acceptance by the successor Trustee required by Section 8.11 shall not have been delivered to the Relevant Trustee within 30 days after the giving of such notice of resignation, the resigning Relevant Trustee may petition, at the expense of the Trust, any court of competent jurisdiction for the appointment of a successor Relevant Trustee.

  Unless an Indenture Event of Default shall have occurred and be continuing, any Trustee may be removed at any time by Act of the Holder of the Common Securities. If an Indenture Event of Default shall have occurred and be continuing, the Property Trustee or the Delaware Trustee, or both of them, may be removed at such time by Act of the Holders of a majority in Liquidation Amount of the Preferred Securities, delivered to the Relevant Trustee (in its individual capacity and on behalf of the Trust). An Administrative Trustee may be removed by the Holder of the Common Securities at any time. In no event will the Holders of the Preferred Securities have a right to vote to appoint, remove or replace the Administrative Trustees.

  If any Trustee shall resign, be removed or become incapable of continuing to act as Trustee, or if a vacancy shall occur in the office of any Trustee for any reason, at a time when no Indenture Event of Default shall have occurred and be continuing, the Holder of the Common Securities, by Act of the Holder of the Common Securities, shall promptly appoint a successor Trustee or successor Trustees, and the retiring Trustee shall comply with the applicable requirements of Section 8.11. If the Property Trustee or the Delaware Trustee shall resign, be removed or become incapable of continuing to act as the Property Trustee or the Delaware Trustee, as the case may be, or a vacancy shall occur in the office of any such Trustee for any reason, at a time when an Indenture Event of Default shall have occurred and be continuing, the Holders of Preferred Securities, by Act of the Holders of a majority in Liquidation Amount of the Preferred Securities then Outstanding, shall promptly appoint a successor Relevant Trustee or Relevant Trustees and such successor Relevant Trustee or Relevant Trustees shall comply with the applicable requirements of Section 8.11. If an Administrative Trustee shall resign, be removed or become incapable of acting as Administrative Trustee, or a vacancy shall occur in the office of any such Trustee for any reason, at a time when an Indenture Event of Default shall have occurred and be continuing, the Holder of the Common Securities, by Act of the Holder of the Common Securities, shall promptly appoint a successor Administrative Trustee or Administrative Trustees and such successor Administrative Trustee or Administrative Trustees shall comply with the applicable requirements of Section 8.11. If no successor Relevant Trustee shall have been so appointed in accordance with this Section 8.10 and accepted appointment in the manner required by Section 8.11, any Holder who has been a Holder of Trust Securities for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Relevant Trustee.

  The Property Trustee shall give notice of each resignation and each removal of a Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 10.08 and shall give notice to the Depositor. Each notice shall include the name of the successor Relevant Trustee and the address of its Corporate Trust Office if it is the Property Trustee.

  Notwithstanding the foregoing or any other provision of this Trust Agreement, in the event any Administrative Trustee or a Delaware Trustee who is a natural person dies or becomes, in the opinion of the Depositor, incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by (i) the act of the remaining Administrative Trustee or (ii) otherwise by the Depositor (with the successor in each case being a Person who satisfies the eligibility requirements for an Administrative Trustee or a Delaware Trustee, as the case may be, set forth in Section 8.07).

     Section 8.11  Acceptance of Appointment by Successor.  In case of the
                   --------------------------------------
appointment hereunder of a successor Relevant Trustee, every such successor Relevant Trustee so appointed shall execute, acknowledge and deliver to the Trust and to the retiring Relevant Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Relevant Trustee shall become effective and such successor Relevant Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Relevant Trustee; but, on the request of the Depositor or the successor Relevant Trustee, such retiring Relevant Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Relevant Trustee all the rights, powers and trusts of the retiring Relevant Trustee and shall duly assign, transfer and deliver to such successor Relevant Trustee all property and money held by such retiring Relevant Trustee hereunder.

     Upon request of any such successor Relevant Trustee, the Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Relevant Trustee all such rights, powers and trusts referred to in the preceding paragraph.

     No successor Relevant Trustee shall accept its appointment unless at the time of such acceptance such successor Relevant Trustee shall be qualified and eligible under this Article.

     Section 8.12  Merger, Conversion, Consolidation or Succession to Business.
                   -----------------------------------------------------------
Any Person into which the Property Trustee, Delaware Trustee or any Administrative Trustee which is not a natural person may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Relevant Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Relevant Trustee, shall be the successor of such Relevant Trustee hereunder, provided such Person shall be otherwise qualified and eligible, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

     Section 8.13  Preferential Collection of Claims Against Depositor or Trust.
                   ------------------------------------------------------------
If and when the Property Trustee shall be or become a creditor of the Depositor or the Trust (or any other obligor upon the Junior Subordinated Notes or the Trust Securities), the Property Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Depositor or Trust (or any such other obligor). For purposes of Section 311(b)(4) and (6) of the Trust Indenture Act:

     (a) "cash transaction" means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

     (b) "self-liquidating paper" means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Depositor or the Trust (or any such obligor) for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Property Trustee simultaneously with the creation of the creditor relationship with the Depositor or the Trust (or any such obligor) arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

     Section 8.14  Reports by Property Trustee.
                   ---------------------------

     (a) Within 60 days after October 1 of each year commencing with October 1, 1998, if required by Section 313(a) of the Trust Indenture Act, the Property Trustee shall transmit a brief report dated as of such October 1 with respect to any of the events specified in such Section 313(a) that may have occurred since the later of the date of this Trust Agreement or the preceding October 1.

     (b) The Property Trustee shall transmit to Securityholders the reports required by Section 313(b) of the Trust Indenture Act at the times specified therein.

     (c) Reports pursuant to this Section shall be transmitted in the manner and to the Persons required by Sections 313(c) and (d) of the Trust Indenture Act.

     Section 8.15  Reports to the Property Trustee.  The Depositor and the
                   -------------------------------
Administrative Trustees on behalf of the Trust shall provide to the Property Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act (if any) and, within 120 days after the end of each fiscal year of the Depositor, the compliance certificate required by Section 314(a)(4) of the Trust Indenture Act in the form and in the manner required by
Section 314 of the Trust Indenture Act.

     Section 8.16  Evidence of Compliance with Conditions Precedent.  Each of
                   ------------------------------------------------
the Depositor and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Trust Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given pursuant to Section 314(c)(1) of the Trust Indenture Act shall comply with Section 314(e) of the Trust Indenture Act.

     Section 8.17  Number of Trustees.
                   ------------------

     (a) The number of Trustees shall initially be four, provided that the Depositor by written instrument may increase or decrease the number of Administrative Trustees.

     (b) If a Trustee ceases to hold office for any reason and the number of Administrative Trustees is not reduced pursuant to Section 8.17(a), or if the number of Trustees is increased pursuant to Section 8.17(a), a vacancy shall occur. The vacancy shall be filled with a Trustee appointed in accordance with
Section 8.10.

     (c) The death, resignation, retirement, removal, bankruptcy, incompetence or incapacity to perform the duties of a Trustee shall not operate to annul the Trust. Whenever a vacancy in the number of Administrative Trustees shall occur, until such vacancy is filled by the appointment of an Administrative Trustee in accordance with Section 8.10, the Administrative Trustees in office, regardless of their number (and notwithstanding any other provision of this Trust Agreement), shall have all powers granted to the Administrative Trustees and shall discharge the duties imposed upon the Administrative Trustees by this Trust Agreement.

     Section 8.18  Delegation of Power.
                   -------------------

     (a) Any Administrative Trustee, may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purpose of executing any documents contemplated in Section 2.07(A), including any registration statement or amendment thereto filed with the Commission, or making any other governmental filing; and

     (b) The Administrative Trustees shall have power to delegate from time to time to such of their number the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Administrative Trustees or otherwise as the Administrative Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of the Trust, as set forth herein.

     Section 8.19  Enforcement of Rights of Property Trustee by Securityholders.
                   ------------------------------------------------------------
If (i) the Trust fails to pay Distributions in full on the Preferred Securities for more than 20 consecutive quarterly distribution periods, or (ii) an Indenture Event of Default occurs and is continuing, then the Holders of Preferred Securities will rely on the enforcement by the Property Trustee of its rights against the Corporation as the holder of the Junior Subordinated Notes. In addition, the Holders of a majority in aggregate Liquidation Amount of the Preferred Securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under this Trust Agreement, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Junior Subordinated Notes, provided that such direction shall not be in conflict with any rule of law or with this Trust Agreement, and could not involve the Property Trustee in personal liability in circumstances where reasonable indemnity would not be adequate. If the Property Trustee fails to enforce its rights under the Junior Subordinated Notes, a Holder of Preferred Securities may, to the extent permitted by applicable law, institute a legal proceeding against the Corporation to enforce its rights under this Trust Agreement without first instituting any legal proceeding against the Property Trustee or any other Person, including the Trust; it being understood and intended that no one or more of such Holders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Trust Agreement to affect, disturb or prejudice the rights of any other of such Holders or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Trust Agreement, except in the manner herein provided and for the equal and ratable benefit of all such Holders. Notwithstanding the foregoing, a Holder of Preferred Securities may institute a legal proceeding directly against the Corporation without first instituting a legal proceeding against or requesting or directing that action be taken by the Property Trustee or any other Person, for enforcement of payment to such Holder of principal of or interest on the Junior Subordinated Notes having a principal amount equal to the aggregate stated Liquidation Amount of the Preferred Securities of such Holder on or after the due dates therefor specified or provided for in the Junior Subordinated Notes. The Corporation shall be subrogated to all rights of the Holders of Preferred Securities in respect of any amounts paid to such Holders by the Corporation pursuant to this Section.

                              ARTICLE IX

                          TERMINATION AND LIQUIDATION

          Section 9.01  Termination Upon Expiration Date.  The Trust shall
                        --------------------------------
automatically terminate on            ,         (the "Expiration Date") or
earlier pursuant to Section 9.02.

          Section 9.02  Early Termination.  Upon the first to occur of any of
                        -----------------
the following events (such first occurrence, an "Early Termination Event"), the Trust shall be dissolved and terminated in accordance with the terms hereof:

              (i) the occurrence of a Bankruptcy Event in respect of the Depositor, dissolution or liquidation of the Depositor, or the dissolution of the Trust pursuant to judicial decree;

              (ii) the delivery of written direction to the Property Trustee by the Depositor at any time (which direction is optional and wholly within the discretion of the Depositor) to terminate the Trust and distribute the Junior Subordinated Notes to Securityholders as provided in Section 9.04; and

              (iii) the payment at maturity or redemption of all of the Junior Subordinated Notes, and the consequent payment of the Trust Securities.

     Section 9.03  Termination.  The respective obligations and responsibilities
                   -----------
of the Trust and the Trustees created hereby shall terminate upon the latest to occur of the following: (a) the distribution by the Property Trustee to Securityholders upon the liquidation of the Trust pursuant to Section 9.04, or upon the redemption of all of the Trust Securities pursuant to Section 4.02, of all amounts or instruments required to be distributed hereunder upon the final payment of the Trust Securities; (b) the payment of any expenses owed by the Trust; and (c) the discharge of all administrative duties of the Administrative Trustees, including the performance of any tax reporting obligations with respect to the Trust or the Securityholders.

     Section 9.04  Liquidation.
                   -----------

     (a) If any Early Termination Event specified in clause (ii) of Section 9.02 occurs, the Trust shall be liquidated and the Property Trustee shall distribute the Junior Subordinated Notes to the Securityholders as provided in this Section 9.04.

     (b) In connection with a distribution of the Junior Subordinated Notes, each Holder of Trust Securities shall be entitled to receive, after the satisfaction of liabilities to creditors of the Trust (as evidenced by a certificate of the Administrative Trustees), a Like Amount of Junior Subordinated Notes. Notice of liquidation shall be given by the Trustees by first-class mail, postage prepaid, mailed not later than 30 nor more than 60 days prior to the Liquidation Date to each Holder of Trust Securities at such Holder's address appearing in the Security Register. All notices of liquidation shall:

              (i)  state the Liquidation Date;

              (ii) state that from and after the Liquidation Date, the Trust Securities will no longer be deemed to be Outstanding and any Trust Securities Certificates not surrendered for exchange will be deemed to represent a Like Amount of Junior Subordinated Notes; and

              (iii) provide such information with respect to the mechanics by which Holders may exchange Trust Securities Certificates for Junior Subordinated Notes as the Administrative Trustees or the Property Trustee shall deem appropriate.

     (c) In order to effect the liquidation of the Trust and distribution of the Junior Subordinated Notes to Securityholders, the Property Trustee shall establish a record date for such distribution (which shall be not more than 45 days prior to the Liquidation Date) and, either itself acting as exchange agent or through the appointment of a separate exchange agent, shall establish such procedures as it shall deem appropriate to effect the distribution of Junior Subordinated Notes in exchange for the Outstanding Trust Securities Certificates.

     (d) After the Liquidation Date, (i) the Trust Securities will no longer be deemed to be Outstanding, (ii) certificates representing a Like Amount of Junior Subordinated Notes will be issued to Holders of Trust Securities Certificates, upon surrender of such certificates to the Administrative Trustees or their agent for exchange, (iii) any Trust Securities Certificates not so surrendered for exchange will be deemed to represent a Like Amount of Junior Subordinated Notes, accruing interest at the rate provided for in the Junior Subordinated Notes from the last Distribution Date on which a Distribution was made on such Trust Certificates until such certificates are so surrendered (and until such certificates are so surrendered, no payments of interest or principal will be made to Holders of Trust Securities Certificates with respect to such Junior Subordinated Notes) and (iv) all rights of Securityholders holding Trust Securities will cease, except the right of such Securityholders to receive Junior Subordinated Notes upon surrender of Trust Securities Certificates.

     (e) The Depositor will use its best efforts to have the Junior Subordinated Notes that are distributed in exchange for the Preferred Securities to be listed on such securities exchange as the Preferred Securities are then listed. The Depositor may elect to have the Junior Subordinated Notes issued in book-entry form to the Clearing Agency or its nominee pursuant to a Certificate Depository Agreement substantially in the form of Exhibit B.

     Section 9.05  Bankruptcy.  If an Early Termination Event specified in
                   ----------
clause (i) of Section 9.02 has occurred, the Trust shall be liquidated. The Property Trustee shall distribute the Junior Subordinated Notes to the Securityholders as provided in Section 9.04, unless such distribution is determined by the Administrative Trustees not to be practical, in which event the Holders will be entitled to receive out of the assets of the Trust available for distribution to Securityholders, after satisfaction of liabilities to creditors, an amount equal to the Liquidation Amount per Trust Security plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then, subject to the next succeeding sentence, the amounts payable by the Trust on the Trust Securities shall be paid on a pro rata basis (based upon Liquidation Amounts). The Holder of the Common Securities will be entitled to receive Liquidation Distributions upon any such dissolution, winding-up or termination pro rata (determined as aforesaid) with Holders of Preferred Securities, except that, if an Indenture Event of Default has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities.


                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

     Section 10.01  Guarantee by the Depositor.  Subject to the terms and
                    --------------------------
conditions hereof, the Depositor irrevocably and unconditionally guarantees to each person or entity to whom the Trust is now or hereafter becomes indebted or liable (the "Beneficiaries") the full payment, when and as due, of any and all Obligations (as hereinafter defined) to such Beneficiaries. As used herein, "Obligations" means any indebtedness, expenses or liabilities of the Trust, other than obligations of the Trust to pay to Holders of any Preferred Securities or other similar interests in the Trust the amounts due such Holders pursuant to the terms of the Preferred Securities or such other similar interests, as the case may be. Such guarantee is intended to be for the benefit of, and to be enforceable by, all such Beneficiaries, whether or not such Beneficiaries have received notice hereof.

     Section 10.02  Limitation of Rights of Securityholders.  The death or
                    ---------------------------------------
incapacity of any Person having an interest, beneficial or otherwise, in a Trust Security shall not operate to terminate this Trust Agreement, nor entitle the legal representatives or heirs of such Person or any Securityholder for such Person, to claim an accounting, take any action or bring any proceeding in and for a partition or winding up of the arrangements contemplated hereby, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     Section 10.03  Amendment.
                    ---------

     (a) This Trust Agreement may be amended from time to time by the Trustees and the Depositor, without the consent of any Securityholders, (i) to cure any ambiguity, correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Trust Agreement, which shall not be inconsistent with the other provisions of this Trust Agreement, provided,
                                                                --------
however, that any such amendment shall not adversely affect in any material
-------
respect the interests of any Securityholder, (ii) to modify, eliminate or add to any provisions of this Trust Agreement to such extent as shall be necessary to ensure that the Trust will not be classified as other than a grantor trust for United States federal income tax purposes at any time that any Trust Securities are outstanding; provided, however, that, in the case of clause
                            --------  -------
(i), any amendments of this Trust Agreement shall become effective when notice thereof is given to the Securityholders or (iii) to provide the Property Trustee with the authority to execute on behalf of the Administrative Trustees Definitive Preferred Securities Certificates.

     (b) Except as provided in Section 10.03(c) hereof, any provision in this Trust Agreement may be amended by the Trust or the Trustees with (i) the consent of Securityholders representing not less than 66-2/3% (based upon Liquidation Amounts) of the Trust Securities then Outstanding and (ii) receipt by the Trustees of an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status of an "investment company" under the Investment Company Act.

     (c) In addition to and notwithstanding any other provision in this Trust Agreement, without the consent of each affected Securityholder (such consent being obtained in accordance with Section 6.03 or 6.06 hereof), this Trust Agreement may not be amended to (i) change the amount or timing of any Distribution (or payment upon redemption) on the Trust Securities or otherwise adversely affect the amount of any Distribution (or payment upon redemption) required to be made in respect of the Trust Securities as of a specified date,
(ii) restrict the right of a Securityholder to institute suit for the enforcement of any such payment on or after such date, (iii) change the purpose of the Trust, (iv) authorize the issuance of any additional beneficial interests in the Trust, or (v) change the consent required pursuant to this Section 10.03.

     (d) Notwithstanding any other provisions of this Trust Agreement, the Trustees shall not enter into or consent to any amendment to this Trust Agreement which would cause the Trust to fail or cease to qualify for the exemption from status of an "investment company" under the Investment Company Act of 1940, as amended, afforded by Rule 3a-5 thereunder.

     (e) Without the consent of the Depositor, this Trust Agreement may not be amended in a manner which imposes any additional obligation on the Depositor.
In executing any amendment permitted by this Trust Agreement, the Trustees shall be entitled to receive, and (subject to Section 8.01) shall be fully protected in relying upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Trust Agreement. Any Trustee may, but shall not be obligated to, enter into any such amendment which affects such Trustee's own rights, duties, immunities or liabilities under this Trust Agreement or otherwise.

     (f) In the event that any amendment to this Trust Agreement is made, the Administrative Trustees shall promptly provide to the Depositor a copy of such amendment.

     Section 10.04  Separability.  In case any provision in this Trust Agreement
                    ------------
or in the Trust Securities Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 10.05  Governing Law.  THIS TRUST AGREEMENT AND THE RIGHTS AND
                    -------------
OBLIGATIONS OF EACH OF THE SECURITYHOLDERS, THE TRUST AND THE TRUSTEES WITH RESPECT TO THIS TRUST AGREEMENT AND THE TRUST SECURITIES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF DELAWARE; PROVIDED THAT THE IMMUNITIES AND STANDARD OF CARE OF THE PROPERTY TRUSTEE SHALL BE GOVERNED BY NEW YORK LAW.

     Section 10.06  Notice of Deferral of Distribution.  In the event that the
                    ----------------------------------
Depositor exercises its right to extend an interest payment period in respect of the Junior Subordinated Notes pursuant to Section 104 of the Supplemental Indenture and notice of such extension has been provided by the Depositor to the Property Trustee, the Property Trustee shall give written notice of such extension and of the deferral of the related Distribution on the Trust Securities, by first-class mail, postage prepaid, mailed not later than ten days prior to the Distribution Date upon which such Distribution would otherwise be payable, to each Holder of Preferred Securities at such Holder's address appearing in the Security Register.

     Section 10.07  Headings.  The Article and Section headings are for
                    --------
convenience only and shall not affect the construction of this Trust Agreement.

     Section 10.08  Notice and Demand.  Any notice, demand or other
                    -----------------
communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon any Securityholder or the Depositor may be given or served in writing by deposit thereof, first class postage prepaid, in the United States mail, hand delivery or facsimile transmission, in each case, addressed, (i) in the case of a Preferred Securityholder, to such Preferred Securityholder as such Securityholder's name and address appear on the Security Register and (ii) in the case of the Common Securityholder or the Depositor, to Duke Energy Corporation, 422 South Church Street, Charlotte, North Carolina 28202, Attention: Treasurer, Facsimile No.
(704) 382-4964, with a copy to Corporate Secretary, Facsimile No.
(704) 382-8137. Such notice, demand or other communication to or upon a Securityholder shall be deemed to have been sufficiently given or made, for all purposes, upon hand delivery, mailing or transmission.

     Any notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon the Trust or the Trustees shall be given in writing addressed (until another address is published by the Trust) as follows: (i) with respect to the Property Trustee and the Delaware Trustee, The Chase Manhattan Bank, 450 West 33rd Street, New York, New York 10001, Attention: Corporate Trustee Administration Department; Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801,
Attention: Corporate Trust Department, as the case may be; and (ii) with respect to the Administrative Trustees, to them at the address above for notices to the Depositor, marked Attention: Administrative Trustees of Duke Energy
Capital Trust [    ] c/o Corporate Secretary.  Such notice, demand or other
communication to or upon the Trust or the Trustees shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the applicable Trustee.

     Section 10.09  Agreement Not to Petition.  Each of the Trustees and the
                    -------------------------
Depositor agrees for the benefit of the Securityholders that, until at least one year and one day after the Trust has been terminated in accordance with Article IX, it shall not file, or join in the filing of, a petition against the Trust under any bankruptcy, reorganization, arrangement, insolvency, liquidation or other similar law (including, without limitation, the United States Bankruptcy
Code) (collectively, "Bankruptcy Laws") or otherwise join in the commencement of any proceeding against the Trust under any Bankruptcy Law. In the event the Depositor takes action in violation of this Section 10.09, the Property Trustee agrees, for the benefit of Securityholders, that it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such petition by the Depositor against the Trust or the commencement of such action and raise the defense that the Depositor has agreed in writing not to take such action and should be stopped and precluded therefrom and such other defenses, if any, as counsel for the Trustees or the Trust may assert. The provisions of this
Section 10.09 shall survive the termination of this Trust Agreement.

     Section 10.10  Conflict with Trust Indenture Act.
                    ---------------------------------

     (a) This Trust Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Trust Agreement and shall, to the extent applicable, be governed by such provisions.

     (b) The Property Trustee shall be the only Trustee which is a Trustee for the purposes of the Trust Indenture Act.

     (c) If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Trust Agreement by any of the provisions of the Trust Indenture Act, such required provision shall control.

     (d) The application of the Trust Indenture Act to this Trust Agreement shall not affect the nature of the Trust Securities as equity securities representing undivided beneficial interests in the assets of the Trust.

THE RECEIPT AND ACCEPTANCE OF A TRUST SECURITY OR ANY INTEREST THEREIN BY OR ON BEHALF OF A SECURITYHOLDER OR ANY BENEFICIAL OWNER, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE SECURITYHOLDER AND ALL OTHERS HAVING A BENEFICIAL INTEREST IN SUCH TRUST SECURITY OF ALL THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT AND AGREEMENT TO THE SUBORDINATION PROVISIONS AND OTHER TERMS OF THE GUARANTEE AND THE SUBORDINATED INDENTURE AND THE AGREEMENT OF THE TRUST, SUCH SECURITYHOLDER AND SUCH OTHERS THAT THOSE TERMS AND PROVISIONS SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE TRUST AND SUCH SECURITYHOLDER AND SUCH OTHERS.

     Section 10.11  Successors.  This Trust Agreement shall be binding upon and
                    ----------
shall inure to the benefit of any successor to both the Trust and the Trustees, including any successor by operation of law.

     IN WITNESS WHEREOF, the parties hereto have executed this Trust Agreement or have caused this Trust Agreement to be executed on their behalf, all as of the day and year first above written.


                              DUKE ENERGY CORPORATION



                              By:
                                 -------------------------------
                                Its



                              THE CHASE MANHATTAN BANK,
                                   as Property Trustee



                              By:
                                 -------------------------------
                              Title:
                                    ----------------------------


                              CHASE MANHATTAN BANK DELAWARE,
                                   as Delaware Trustee



                              By:
                                 -------------------------------
                              Title:
                                    ----------------------------



                              ----------------------------------
                              Robert T. Lucas III,
                              as Administrative Trustee



                              -----------------------------------
                              S. L. Love,
                              as Administrative Trustee

                                                                       EXHIBIT A

                              CERTIFICATE OF TRUST

                                       OF

                          DUKE ENERGY CAPITAL TRUST [  ]


          THIS Certificate of Trust of Duke Energy Capital Trust [ ] (the "Trust"), dated as of November 14, 1997, is being duly executed and filed by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. (S)3801, et seq.).
              -------          -- ---

          1.  Name.  The name of the business trust formed hereby is Duke Energy
              ----
Capital Trust [  ].

          2.  Delaware Trustee.  The name and business address of the trustee of
              ----------------
the Trust with a principal place of business in the State of Delaware are Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801.

          3.  Effective Date.  This Certificate of Trust shall be effective upon
              --------------
filing.

          IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first-above written.


                                  CHASE MANHATTAN BANK DELAWARE,
                                  not in its individual capacity but
                                  solely as trustee of the Trust


                                  By:
                                     _____________________________
                                     Name:
                                     Title:


                              Exhibit A -- Page 1

                                                                       EXHIBIT B

                                                              _____________, 199



The Depository Trust Company
55 Water Street, 49th Floor
New York, New York  10041-0099

Attention: General Counsel's Office

     Re:  Duke Energy Capital Trust [ ]
             % Trust Preferred Securities

Ladies and Gentlemen:

          The purpose of this letter is to set out certain matters relating to
the above-referenced Preferred Securities (CUSIP No.      ) (the "Securities")
of Duke Energy Capital Trust [ ], a Delaware statutory business trust (the "Trust"). The Securities are guaranteed to the extent set forth in the
Prospectus relating to the Securities dated            ,     199  by Duke Energy
Corporation, a North Carolina corporation. The Trust is selling the Securities to certain underwriters (the "Underwriters") pursuant to an Underwriting
Agreement dated           , 199 , and the Underwriters wish to take delivery of
the Securities through The Depository Trust Company ("DTC"). The Trust is acting as transfer agent and registrar with respect to the Securities. The Chase Manhattan Bank, in its capacity as Property Trustee of the Trust, will act as paying agent in relation to the Securities (the "Property Trustee").

          To induce DTC to accept the Securities as eligible for deposit at DTC, and to act in accordance with its rules with respect to the Securities, the Trust and the Property Trustee severally, as set forth below each make the following representations to DTC.

          1.  Before the closing of the sale of the Securities to the
Underwriters, which is expected to occur on or about            , 199  there
shall be deposited with DTC one or more global certificates (the "Global Certificate") registered in the name of DTC's nominee, Cede & Co., for Securities.

          2.  The Amended and Restated Trust Agreement dated as of            ,
199 provides for the voting by holders of the Securities under certain circumstances. The Trust shall establish a record date for such purposes and shall, to the extent possible, give DTC notice of such record date not less than 15 calendar days in advance of such record date. Notices to DTC pursuant to this paragraph by telecopy shall be sent to DTC's Reorganization Department at
(212) 709-6896 or (212) 709-6897, and receipt of such notices shall be confirmed by telephoning (212) 709-6870. Notices to DTC pursuant to this paragraph by mail or by other means shall be sent to DTC's Reorganization Department as indicated in paragraph 6.

          3. In the event of a stock split, conversion, recapitalization, reorganization or any other similar transaction resulting in the cancellation of all or any part of the Securities outstanding, the Trust shall send DTC a notice of such event 5 business days prior to the effective date of such event.

          4. In the event of a distribution with respect to the Securities outstanding, the Property Trustee shall send DTC a notice specifying the amount of and conditions, if any, applicable to such payment or distribution. Such notice shall be sent to DTC by a secure means (e.g., legible telecopy,
                                               ----
registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before the record date for such distribution. (The Property Trustee shall have a method to verify subsequently the use of such means and the timeliness of such notice.) After establishing the amount of payment to be made on the Securities, the Property Trustee will notify DTC's Dividend Department of such payment 5 business days prior to the payment date.

          5. In the event of a redemption by the Trust of the Securities, notice to holders of the Securities by the Trust specifying the terms of the redemption shall be sent to DTC not less than 30 days prior to such event by a secure means in the manner set forth in the preceding paragraph. Such redemption notice shall be sent to DTC's Call Notification Department at (516) 227-4039 or 4190, and receipt of such notice shall be confirmed by telephoning
(516) 227-4070.  Notice by mail or by any other means shall be sent to:

          Call Notification Department
          The Depository Trust Company
          711 Stewart Avenue
          Garden City, New York  11530-4719

          6. In the event of any invitation to tender the Securities, notice by the Trust to holders of the Securities specifying the terms of the tender shall be sent to DTC by the Trust by a secure means by the close of business on the Business Day before such notice is given to such Holders. Notices to DTC pursuant to this paragraph and notices of other corporate actions (including mandatory tenders, exchanges and capital changes), shall be sent by telecopy to DTC's Reorganization Department at (212) 709-1093 or (212) 709-1094, and receipt of such notices shall be confirmed by telephoning (212) 709-6884, or by mail or any other means to:

          Manager, Reorganization Department
          Reorganization Window
          The Depository Trust Company
          7 Hanover Square, 23rd Floor
          New York, New York 10004-2695

          7. All notices and payment advices sent to DTC shall contain the CUSIP number of the Securities and the accompanying description of the Securities, which, as of the date of this letter, is "Duke Energy Capital Trust
[ ],    % Trust Preferred Securities."

          8.  Notices to DTC's Dividend Department by telecopy shall be sent to
(212) 709-1723.  Such notices by mail or by any other means shall be sent to:

                              Exhibit B -- Page 2

          Manager, Announcements
          Dividend Department
          The Depository Trust Company
          7 Hanover Square, 22nd Floor
          New York, New York 10004

          The Trust shall confirm DTC's receipt of such telecopy by telephoning the Dividend Department at (212) 709-1270.

          9. Payments of cash distributions, including payments on redemption, with respect to the Securities evidenced by the Global Certificate shall be received by Cede & Co., as nominee of DTC, or its registered assigns in same day funds on each payment date (or in accordance with existing arrangements between the Property Trustee and DTC). Such payments shall be made payable to the order of Cede & Co.

          10. Other cash payments shall be received by Cede & Co., as a nominee of DTC, or its registered assigns in next day funds on each payment date (or in accordance with existing arrangements between the Property Trustee and DTC). Such payments shall be made payable to the order of Cede & Co., and shall be addressed as follows:

          NFDS Redemption Department
          The Depository Trust Department
          7 Hanover Square, 23rd Floor
          New York, New York 10004-2695

          11. DTC may direct the Trust and the Property Trustee to use any other telecopy number or address of DTC as the number or address to which notices or payments may be sent.

          12. In the event of a conversion, redemption, or any other similar transaction (e.g., tender made and accepted in response to the Trust's
             ----
invitation) necessitating a reduction in the aggregate number of Securities outstanding, DTC, in its discretion: (a) may request the Trust to issue and authenticate a new Security certificate; or (b) may make an appropriate notation on the Security certificate indicating the date and amount of such reduction.

          13. DTC may discontinue its services as a securities depositary with respect to the Global Certificate at any time by giving reasonable notice to the Trust (at which time DTC will confirm with the Trust the aggregate number of Securities deposited with it) and discharging its responsibilities with respect thereto under applicable law. Under such circumstances, at DTC's request the Trust shall cooperate fully with DTC by taking prompt appropriate action to make alternative arrangements for book-entry settlement for the Securities or to make available one or more separate certificates evidencing Securities, to any participant having Securities credited to its DTC account.

          14. In the event that the Trust determines that beneficial owners of Securities shall be able to obtain certificated Securities, the Trust shall notify DTC of the availability of certificates. In such event, the Trust shall issue, transfer and exchange certificates in appropriate amounts, as required by DTC and others.

                              Exhibit B -- Page 3

          15. Nothing herein shall require the Property Trustee to advance its own funds for any purposes.

          This letter may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original but all such counterparts shall together constitute but one and the same instrument.


                         Very truly yours,


                         Duke Energy Capital Trust [ ]


                         By:  Duke Energy Corporation
                              as Depositor


                                    By:
                                       -----------------------------
                                       Name:
                                       Title:


RECEIVED AND ACCEPTED:

THE DEPOSITORY TRUST COMPANY


BY:
   ----------------------------------
   Authorized Officer

                              Exhibit B -- Page 4

                                                                       EXHIBIT C



                      THIS CERTIFICATE IS NOT TRANSFERABLE
                        EXCEPT AS PROVIDED IN THE TRUST
                          AGREEMENT REFERRED TO HEREIN


Certificate Number         Number of Common Securities
      C-1

                    Certificate Evidencing Common Securities
                                       of
                          Duke Energy Capital Trust [ ]

                               Common Securities
                  (Liquidation Amount $25 per Common Security)

          Duke Energy Capital Trust [ ], a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that Duke
Energy Corporation (the "Holder") is the registered owner of              (   )
common securities of the Trust representing undivided beneficial interests in the assets of the Trust and designated the Common Securities (Liquidation Amount $25 per Common Security) (the "Common Securities"). In accordance with Section
5.10 of the Trust Agreement (as defined below) the Common Securities are not transferable, except by operation of law or to an Affiliate of the Holder or a permitted successor under Section 801 of the Subordinated Indenture, dated as of
     , 19 , between the Holder and The Chase Manhattan Bank, as trustee, and any attempted transfer hereof shall be void. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities are set forth in, and this certificate and the Common Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the
Trust dated as of        , 199 , as the same may be amended from time to time
(the "Trust Agreement"), including the designation of the terms of the Common Securities as set forth therein. The Trust will furnish a copy of the Trust Agreement to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

          Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

                              Exhibit C -- Page 1

           IN WITNESS WHEREOF, the Administrative Trustees of the Trust have
executed this certificate this    day of , 199 .


                              Duke Energy Capital Trust [ ]


                              By:
                                 --------------------------------
                                Robert T. Lucas III,
                                as Administrative Trustee



                              By:
                                 --------------------------------
                                S.L. Love,
                                as Administrative Trustee



                         CERTIFICATE OF AUTHENTICATION

           This is one of the Common Securities referred to in the within-mentioned Trust Agreement.



                              -------------------------------------
                              as Administrative Trustee

                              Exhibit C -- Page 2

                                                                       EXHIBIT D


                    AGREEMENT AS TO EXPENSES AND LIABILITIES

     THIS AGREEMENT AS TO EXPENSES AND LIABILITIES (this "Agreement") is made as
of            , 199  between Duke Energy Corporation, a North Carolina
corporation (the "Corporation"), and Duke Energy Capital Trust [ ], a Delaware business trust (the "Trust").

     WHEREAS, the Trust intends to issue its Common Securities (the "Common
Securities") to and receive Series      % Junior Subordinated Notes due
           ,     (the "Junior Subordinated Notes") from the Corporation and to
issue and sell Duke Energy Capital Trust [ ]    % Trust Preferred Securities
(the "Preferred Securities") with such powers, preferences and special rights and restrictions as are set forth in the Amended and Restated Trust Agreement of
the Trust dated as of        , 199 as the same may be amended from time to time
(the "Trust Agreement"); and

     WHEREAS, the Corporation is the issuer of the Junior Subordinated Notes.

     NOW, THEREFORE, in consideration of the purchase by each holder of the Preferred Securities, which purchase the Corporation hereby agrees shall benefit the Corporation and which purchase the Corporation acknowledges will be made in reliance upon the execution and delivery of this Agreement, the Corporation and the Trust hereby agree as follows:


                                   ARTICLE I

     Section 1.01.  Guarantee by the Corporation.  Subject to the terms and
                    ----------------------------
conditions hereof, the Corporation hereby irrevocably and unconditionally guarantees to each person or entity to whom the Trust is now or hereafter becomes indebted or liable (the "Beneficiaries") the full payment, when and as due, of any and all Obligations (as hereinafter defined) to such Beneficiaries. As used herein, "Obligations" means any indebtedness, expenses or liabilities of the Trust, other than obligations of the Trust to pay to holders of any Preferred Securities or other similar interests in the Trust the amounts due such holders pursuant to the terms of the Preferred Securities or such other similar interests, as the case may be. This Agreement is intended to be for the benefit of, and to be enforceable by, all such Beneficiaries, whether or not such Beneficiaries have received notice hereof.

     Section 1.02.  Term of Agreement.  This Agreement shall terminate and be of
                    -----------------
no further force and effect upon the date on which there are no Beneficiaries remaining; provided, however, that this Agreement shall continue to be effective
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or shall be reinstated, as the case may be, if at any time any holder of
Preferred Securities or any Beneficiary must restore payment of any sums paid under the Preferred Securities, under any Obligation, under the Guarantee Agreement dated the date hereof by the Corporation and The Chase Manhattan Bank, as guarantee trustee, or under this Agreement for any reason whatsoever. This Agreement is continuing, irrevocable, unconditional and absolute.

     Section 1.03.  Waiver of Notice.  The Corporation hereby waives notice of
                    ----------------
acceptance of this Agreement and of any Obligation to which it applies or may apply, and the Corporation

                              Exhibit D -- Page 1
hereby waives presentment, demand for payment, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

     Section 1.04.  No Impairment.  The obligations, covenants, agreements and
                    -------------
duties of the Corporation under this Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

          (a) the extension of time for the payment by the Trust of all or any portion of the Obligations or for the performance of any other obligation under, arising out of, or in connection with, the Obligations;

          (b) any failure, omission, delay or lack of diligence on the part of the Beneficiaries to enforce, assert or exercise any right, privilege, power or remedy conferred on the Beneficiaries with respect to the Obligations or any action on the part of the Trust granting indulgence or extension of any kind; or

          (c) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Trust or any of the assets of the Trust.

There shall be no obligation of the Beneficiaries to give notice to, or obtain the consent of, the Corporation with respect to the happening of any of the foregoing.

     Section 1.05.  Enforcement.  A Beneficiary may enforce this Agreement
                    -----------
directly against the Corporation and the Corporation waives any right or remedy to require that any action be brought against the Trust or any other person or entity before proceeding against the Corporation.


                                   ARTICLE II

     Section 2.01.  Binding Effect.  All guarantees and agreements contained in
                    --------------
this Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Corporation and shall inure to the benefit of the Beneficiaries.

     Section 2.02.  Amendment.  So long as there remains any Beneficiary or any
                    ---------
Preferred Securities are outstanding, this Agreement shall not be modified or amended in any manner adverse to such Beneficiary or to the holders of the Preferred Securities.

     Section 2.03.  Notices.  Any notice, request or other communication
                    -------
required or permitted to be given hereunder shall be given in writing by delivering the same against receipt therefor by facsimile transmission (confirmed by mail), or by registered or certified mail, addressed as follows (and if so given, shall be deemed given when mailed), to-wit:

                              Exhibit D -- Page 2

          Duke Energy Capital Trust [ ]
          c/o The Chase Manhattan Bank
          450 West 33rd Street
          New York, New York  10001
          Facsimile No.:  (212) 946-8159
          Attention: Corporate Trustee
          Administration Department

          Duke Energy Corporation
          422 South Church Street
          Charlotte, North Carolina  28202
          Facsimile No.:  (704) 382-8137
          Attention:  Corporate Secretary

     Section 2.04. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     THIS AGREEMENT is executed as of the date and year first above written.


                              DUKE ENERGY CORPORATION


                              By:
                                 ---------------------------------
                                Name:
                                Title:


                              DUKE ENERGY CAPITAL TRUST [ ]


                              By:
                                 ---------------------------------
                                Robert T. Lucas III, as
                                Administrative Trustee


                              By:
                                 ---------------------------------
                                S.L. Love, as
                                Administrative Trustee

                              Exhibit D -- Page 3

                                                                       EXHIBIT E


          Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Duke Energy Capital Trust [ ] or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), any transfer, pledge, or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner thereof, Cede & Co., has an interest herein.

      Certificate Number                      Number of Preferred Securities

             P-1                                           CUSIP NO.


                  Certificate Evidencing Preferred Securities

                                       of

                          Duke Energy Capital Trust [ ]

                         % Trust Preferred Securities
                (Liquidation Amount $25 per Preferred Security)

          Duke Energy Capital Trust [ ], a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that Cede &
Co. (the "Holder") is the registered owner of                    (            )
Preferred Securities of the Trust representing undivided beneficial interests
in the assets of the Trust and designated the Duke Energy Capital Trust [ ]    %
Trust Preferred Securities (Liquidation Amount $25 per Preferred Security) (the "Preferred Securities"). The Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.04 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities are set forth in, and this certificate and the Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated
Trust Agreement of the Trust, dated as of               , 199 , as the same may
be amended from time to time (the "Trust Agreement"), including the designation of the terms of Preferred Securities as set forth therein. The holder of this certificate is entitled to the benefits of a guarantee by Duke Energy Corporation, a North Carolina corporation (the "Corporation"), pursuant to a Guarantee Agreement between the Corporation and The Chase Manhattan Bank, as
guarantee trustee, dated as of              , 199 , as the same may be amended
from time to time (the "Guarantee"), to the extent provided therein. The Trust will furnish a copy of the Trust Agreement and the Guarantee to the holder of this certificate without charge upon written request to the Trust at its principal place of business or registered office.

          Upon receipt of this certificate, the holder of this certificate is bound by the Trust Agreement and is entitled to the benefits thereunder.

                              Exhibit E -- Page 1

           IN WITNESS WHEREOF, the Administrative Trustees of the Trust have
executed this certificate this day of           , 199 .


                              DUKE ENERGY CAPITAL TRUST [ ]


                              By:
                                 -------------------------------
                                Robert T. Lucas III,
                                as Administrative Trustee



                              By:
                                 --------------------------------
                                S.L. Love,
                                as Administrative Trustee



                         CERTIFICATE OF AUTHENTICATION

           This is one of the Preferred Securities referred to in the within-mentioned Trust Agreement.



                              -----------------------------------
                              as Administrative Trustee

                              Exhibit E -- Page 2

                                   ASSIGNMENT


FOR VALUE RECEIVED, the undersigned assigns and transfers this Preferred Security to:

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(Insert assignee's social security or tax identification number)

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(Insert address and zip code of assignee)
and irrevocably appoints


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agent to transfer this Preferred Securities Certificate on the books of the
Trust.  The agent may substitute another to act for him or her.

Date:
     --------------------------------------

Signature:
          ---------------------------------

(Sign exactly as your name appears on the other side of this Preferred Security Certificate)

                              Exhibit E -- Page 3